EXHIBIT 10-1











                         ASSET PURCHASE AGREEMENT

                               BY AND AMONG

                               PP&L, INC.,

                          PP&L RESOURCES, INC.,

                        LADY JANE COLLIERIES, INC.

                                   and

                          SUNBURY HOLDINGS, LLC



                         Dated as of May 1, 1999

                 LIST OF SCHEDULES AND DISCLOSURE SCHEDULES
                 ------------------------------------------


SCHEDULES

Schedule I        Form of Assignment and Assumption Agreement
Schedule II       Form of Bill of Sale
Schedule III      Form of Control House Lease
Schedule IV       Form of Easement Agreement
Schedule V        Form of FIRPTA Affidavit
Schedule VI       Form of Interchange Scheduling Agreement
Schedule VII      Form of Interconnection Agreement
Schedule VIII     Form of Special Warranty Deeds
Schedule IX       Form of Transition Power Purchase Agreement


DISCLOSURE SCHEDULES

1.1(80)     Permitted Encumbrances
1.1(118)    Transferable Permits
2.1(b)      Real Property at Buck Run and Forrestville
2.1(d)      Tangible Personal Property
2.1(e)      Sellers' Agreements
2.1(g)      Emission Allowances
2.1(i)      Location of Rail Spur
2.1(o)      Intellectual Property
2.2(a)      Description of Transmission Assets not included in Conveyance
4.3(a)      Conflicts; Violations
4.3(b)      Sellers' Required Regulatory Approvals
4.4         Insurance
4.5         Exceptions to Title
4.6         Environmental Matters
4.7         Labor Matters
4.8         Benefit Plans
4.9         Real Property
4.l0        Notices of Condemnation
4.11(a)     Other Material Contracts
4.11(b)     Non-Binding and Non-Assignable Contracts
4.11(c)     Defaults under the Contracts
4.12        Legal Proceedings
4.13(a)     Violations
4.13(b)     Material Permits (other than Transferable Permits)
4.14        Taxes
4.16        Intellectual Property Exceptions

                                    i

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4.17        Compliance with Laws
4.18        Sufficiency of Purchased Assets
4.24        Information
5.3(a)      Consents and Approvals; No Violation
5.3(b)      Buyer's Required Regulatory Approvals
6.1         Permitted Activities Prior to Closing
6.10(d)     IBEW Collective Bargaining Agreement
6.10(e)     Non-Union Employees
6.13        Post-Closing Services
7.1(n)      Buyer's Closing Condition: Transfer of (or Buyer's Acquisition of
            Satisfactory Substitutes for) the Following Transferable Permits
7.1(o)      Buyer's Closing Condition: Assignment of the Following Sellers'
            Agreements and Intellectual Property
7.1(p)      Buyer's Closing Condition: Consents and Approvals
7.2(d)      Sellers' Closing Condition: Consents and Approvals

                                    ii

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                          TABLE OF CONTENTS
                          -----------------


                              ARTICLE I

                             DEFINITIONS
1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2     Certain Interpretive Matters. . . . . . . . . . . . . . . . . 14

                              ARTICLE II

                           PURCHASE AND SALE
2.1     Transfer of Assets. . . . . . . . . . . . . . . . . . . . . . 15
2.2     Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . 17
2.3     Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . 19
2.4     Excluded Liabilities. . . . . . . . . . . . . . . . . . . . . 20
2.5     Control of Litigation . . . . . . . . . . . . . . . . . . . . 23

                              ARTICLE III

                              THE CLOSING
3.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
3.2     Payment of Purchase Price . . . . . . . . . . . . . . . . . . 23
3.3     Adjustment to Purchase Price. . . . . . . . . . . . . . . . . 23
3.4     Allocation of Purchase Price. . . . . . . . . . . . . . . . . 25
3.5     Prorations. . . . . . . . . . . . . . . . . . . . . . . . . . 25
3.6     Deliveries by Sellers . . . . . . . . . . . . . . . . . . . . 26
3.7     Deliveries by Buyer . . . . . . . . . . . . . . . . . . . . . 27

                              ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLERS
4.1     Incorporation; Qualification. . . . . . . . . . . . . . . . . 28
4.2     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . 28
4.3     Consents and Approvals; No Violation. . . . . . . . . . . . . 29
4.4     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 29
4.5     Title and Related Matters . . . . . . . . . . . . . . . . . . 30
4.6     Environmental Matters . . . . . . . . . . . . . . . . . . . . 30
4.7     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . 31
4.8     Benefit Plans;  ERISA . . . . . . . . . . . . . . . . . . . . 31
4.9     Real Property . . . . . . . . . . . . . . . . . . . . . . . . 31
4.10    Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . 31
4.11    Contracts and Leases. . . . . . . . . . . . . . . . . . . . . 32

                                    iii

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4.12    Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . 32
4.13    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
4.14    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.15    Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.16    Intellectual Property . . . . . . . . . . . . . . . . . . . . 33
4.17    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . 34
4.18    Sufficiency of Purchased Assets . . . . . . . . . . . . . . . 34
4.19    Conveyance of Real Property . . . . . . . . . . . . . . . . . 34
4.20    Emission Allowances . . . . . . . . . . . . . . . . . . . . . 34
4.21    CTGs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
4.22    Copies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.23    Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.24    Information . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.25    Disclaimers Regarding Purchased Assets. . . . . . . . . . . . 35

                              ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF BUYER
5.1     Organization. . . . . . . . . . . . . . . . . . . . . . . . . 36
5.2     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . 36
5.3     Consents and Approvals; No Violation. . . . . . . . . . . . . 37
5.4     Availability of Funds . . . . . . . . . . . . . . . . . . . . 37
5.5     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . 38
5.6     Qualified Buyer . . . . . . . . . . . . . . . . . . . . . . . 38
5.7     WARN Act. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
5.8     Equity Contribution Agreement . . . . . . . . . . . . . . . . 38

                              ARTICLE VI

                       COVENANTS OF THE PARTIES
6.1     Conduct of Business Relating to the Purchased Assets. . . . . 38
6.2     Access to Information . . . . . . . . . . . . . . . . . . . . 40
6.3     Public Statements . . . . . . . . . . . . . . . . . . . . . . 43
6.4     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
6.5     Further Assurances. . . . . . . . . . . . . . . . . . . . . . 43
6.6     Consents and Approvals. . . . . . . . . . . . . . . . . . . . 44
6.7     Fees and Commissions. . . . . . . . . . . . . . . . . . . . . 45
6.8     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . 46
6.9     Advice of Changes . . . . . . . . . . . . . . . . . . . . . . 47
6.10    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . 47
6.11    Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . . 51
6.12    Real Property Title; Title Insurance; Surveys . . . . . . . . 51
6.13    Post-Closing Services.. . . . . . . . . . . . . . . . . . . . 52
6.14    Easement Agreement. . . . . . . . . . . . . . . . . . . . . . 52
6.15    Other Covenants of Buyer. . . . . . . . . . . . . . . . . . . 52

                                    iv

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                              ARTICLE VII

                              CONDITIONS
7.1     Conditions to Obligations of Buyer. . . . . . . . . . . . . . 53
7.2     Conditions to Obligations of Sellers. . . . . . . . . . . . . 56

                              ARTICLE VIII

                            INDEMNIFICATION
8.1     Indemnification . . . . . . . . . . . . . . . . . . . . . . . 58
8.2     Defense of Claims . . . . . . . . . . . . . . . . . . . . . . 60

                              ARTICLE IX

                              TERMINATION
9.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . . 61
9.2     Procedure and Effect of No-Default Termination. . . . . . . . 63

                              ARTICLE X

                       MISCELLANEOUS PROVISIONS
10.1    Amendment and Modification. . . . . . . . . . . . . . . . . . 63
10.2    Waiver of Compliance; Consents. . . . . . . . . . . . . . . . 63
10.3    No Survival . . . . . . . . . . . . . . . . . . . . . . . . . 63
10.4    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
10.5    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 65
10.6    Transfer of Certain Purchased Assets to Affiliates of PP&L. . 65
10.7    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 65
10.8    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 66
10.9    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . 66
10.10   Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . 66
10.11   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . 66
10.12   Bulk Sales Laws . . . . . . . . . . . . . . . . . . . . . . . 66
10.13   U.S. Dollars. . . . . . . . . . . . . . . . . . . . . . . . . 67

                         ASSET PURCHASE AGREEMENT
                         ------------------------

     ASSET PURCHASE AGREEMENT, dated as of May 1, 1999, by and among PP&L, Inc., a Pennsylvania corporation ("PP&L"), PP&L Resources, Inc., a
                                   ----
Pennsylvania corporation ("Resources"), Lady Jane Collieries, Inc., a
                           ---------
Pennsylvania corporation ("LJC" and together with PP&L and Resources,
                           ---
"Sellers"), and Sunbury Holdings, LLC, a Delaware limited liability company
 -------
("Buyer"). PP&L, Resources, LJC and Buyer may be referred to individually as a "Party," and collectively as the "Parties."

                           W I T N E S S E T H
                           - - - - - - - - - -

     WHEREAS, PP&L, a wholly-owned subsidiary of Resources, owns the Sunbury Steam Electric Station ("Sunbury SES"), a four-unit coal-fired generating
                         -----------
station, including two black start diesel generating sets, and two oil-fired combustion turbine generators ("CTGs," and together with Sunbury SES, "Sunbury
                                -----                                  -------
Station"), located in Shamokin Dam, Pennsylvania, and certain facilities and
-------
other assets associated therewith and ancillary thereto; and

     WHEREAS, LJC, an indirectly wholly-owned subsidiary of Resources, owns a fuel processing facility ("Lady Jane") located near Penfield, Pennsylvania;
                           ---------
and

     WHEREAS, Buyer, WPS Resources Capital Corporation, a Wisconsin corporation ("WPSR Capital"), WPS Power Development, Inc., a Wisconsin
              ------------
corporation ("PDI") and a wholly-owned subsidiary of WPSR Capital, and Sellers
              ---
have entered into that certain Equity Contribution Agreement, dated as of the date hereof (the "Equity Contribution Agreement"), pursuant to which PDI has
                  -----------------------------
agreed to make certain capital contributions into Buyer on or prior to the Closing Date (as defined in Section 3.1 below) and WPSR Capital has agreed to unconditionally guarantee the performance by Buyer of all of Buyer's obligations under this Agreement due to be performed by Buyer at or prior to the Closing and any Post-Closing Adjustments (as defined in Section 3.3(c) below) thereafter; and

     WHEREAS, Buyer desires to purchase and assume, or cause to be purchased and assumed, and Sellers desire to sell and assign, or cause to be sold and assigned, the Purchased Assets (as defined in Section 2.1 below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

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                                ARTICLE I

                               DEFINITIONS
                               -----------

     1.1    Definitions.  As used in this Agreement, the following terms
            -----------
have the meanings specified in this Section 1.1.

            (1)  "Affiliate" has the meaning set forth in Rule 12b-2 of
                  ---------
       the General Rules and Regulations under the Exchange Act.

            (2)  "Additional Agreements" means the Interconnection
                  ---------------------
       Agreement, the Easement Agreement, the Equity Contribution Agreement, the Transition Power Purchase Agreement, the Securities Account Control Agreement, the Generation Support Services Agreement, the Control House Lease, the Transition Services Agreement, the Interchange Scheduling Agreement, the Assignment and Assumption Agreement, the Bill of Sale and the Special Warranty Deeds.

            (3)  "Agreement" means this Asset Purchase Agreement, as
                  ---------
       amended or supplemented, together with the Schedules hereto.

            (4)  "Assignment and Assumption Agreement" means the
                  -----------------------------------
       Assignment and Assumption Agreement between Sellers and Buyer, substantially in the form of Schedule I hereto, pursuant to which Sellers shall assign the Sellers' Agreements, certain intangible assets and other Purchased Assets to Buyer as required in this Agreement and whereby Buyer shall assume the Assumed Liabilities.

            (5)  "Assumed Liabilities" has the meaning set forth in
                  -------------------
       Section 2.3.

            (6)  "Benefit Plans" has the meaning set forth in Section
                  -------------
       4.8.

            (7)  "Bill of Sale" means the Bill of Sale, substantially in
                  ------------
       the form of Schedule II hereto, to be delivered at the Closing, with respect to the Tangible Personal Property included in the Purchased Assets to be transferred to Buyer at the Closing.

            (8)  "Buck Run" means the 67-acre site located near the
                  --------
       village of Buck Run, Schuylkill County, Pennsylvania described in
       Schedule 2.1(b).

            (9)  "Business Day" shall mean any day other than Saturday,
                  ------------
       Sunday and any day which is a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

            (10) "Buyer Material Adverse Effect" has the meaning set
                  -----------------------------
       forth in Section 5.3(a).

            (11) "Buyer's Benefit Plans" has the meaning set forth in
                  ---------------------
       Section 6.10(e)(iii).

            (12) "Buyer's Indemnitee" has the meaning set forth in
                  ------------------
       Section 8.1(b).

            (13) "Buyer's Pension Plan" has the meaning set forth in
                  --------------------
       Section 6.10(g).

            (14) "Buyer's Required Regulatory Approvals" has the meaning
                  -------------------------------------
       set forth in Section 5.3(b).

            (15) "Capital Expenditures" has the meaning set forth in
                  --------------------
       Section 3.3(a)(iii).

            (16) "CERCLA" means the Federal Comprehensive Environmental
                  ------
       Response, Compensation, and Liability Act of 1980, as amended.

            (17) "Chester Engineers Letter" means the letter, dated May
                  ------------------------
       1, 1999, from Chester Engineers to Buyer regarding the Project Half Moon Phase II Report referred to in Section 1.1(36) hereof.

            (18) "Closing" has the meaning set forth in Section 3.1.
                  -------

            (19) "Closing Adjustment" has the meaning set forth in
                  ------------------
       Section 3.3(b).

            (20) "Closing Date" has the meaning set forth in Section
                  ------------
       3.1.

            (21) "COBRA" means the Consolidated Omnibus Budget
                  -----
       Reconciliation Act of 1985, as amended.

            (22) "Code" means the Internal Revenue Code of 1986, as
                  ----
       amended.

            (23) "Commercially Reasonable Efforts" means efforts which
                  -------------------------------
       are reasonably within the contemplation of the Parties at the time of executing this Agreement and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

            (24) "Computer Systems" has the meaning set forth in Section
                  ----------------
       4.15.

            (25) "Confidentiality Agreement" means the Confidentiality
                  -------------------------
       Agreement, dated November 13, 1998, by and between PP&L and PDI.

            (26) "Control House Lease" means the Lease between Buyer and
                  -------------------
       PP&L in the form of Schedule III hereto whereby PP&L, or an Affiliate of PP&L, will lease from Buyer certain portions of the Switchyard Control House (as defined therein).

            (27) "Direct Claim" has the meaning set forth in Section
                  ------------
       8.2(c).

            (28) "Easements" means, with respect to the Purchased
                  ---------
       Assets, the easements and access rights to be granted by Buyer to LJC and PP&L, or an Affiliate of PP&L, pursuant to the Easement Agreement, and the easements and access rights reserved by LJC, PP&L, or an Affiliate of PP&L, in a Special Warranty Deed, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities by LJC and PP&L, or an Affiliate of PP&L, as further described in the Easement Agreement and/or a Special Warranty Deed.

            (29) "Easement Agreement" means the Easement Agreement
                  ------------------
       between Buyer, LJC and PP&L, or an Affiliate of PP&L, in the form of
       Schedule IV hereto, whereby Buyer will provide LJC, PP&L, or an Affiliate of PP&L, with Easements with respect to certain of the Purchased Assets transferred to Buyer and whereby LJC and PP&L, or an Affiliate of PP&L, will provide Buyer with certain easements and access rights with respect to certain assets owned by LJC and PP&L, or an Affiliate of PP&L.

            (30) "Emission Allowance" means authorization by any
                  ------------------
       Governmental Authority with jurisdiction over Sunbury Station to emit a specified amount of nitrogen oxide ("NOx") and sulfur dioxide
                                              ---
       ("SO2"), from a specified source during or after a specified time
         ---
       frame. Emission Allowances for purposes of this Agreement shall include all allowances allocated to any Sunbury Station assets by any Governmental Authority whether allocated before, on or after the Closing Date and which are vintage 1999 or later.

            (31) "Emission Reduction Credit" means a permanent,
                  -------------------------
       enforceable, quantifiable and surplus emissions reduction which can be considered as a reduction for the purpose of offsetting emission increases, pursuant to Pa. Code Ch. 127, including, without limitation, NOx and volatile organic compound Emission Reduction Credits.

            (32) "Encumbrances" means any mortgages, pledges, liens,
                  ------------
       claims, security interests, agreements, easements, restrictions, defects of title or encumbrances of any kind.

            (33) "Environmental Condition" means the presence or Release
                  -----------------------
       to the environment, whether at the Sites or at an off-Sites location, of Hazardous Substances, including any migration of those Hazardous Substances through air, soil or groundwater to or from the Sites or any off-Sites location regardless of when such presence or Release occurred or is discovered.

            (34) "Environmental Laws" means all federal, state, local
                  ------------------
       and foreign laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances
       (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances. "Environmental Laws" include, without limitation, CERCLA (42 U.S.C. Subsection 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Subsection 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Subsection 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Subsection 1251 et seq.), the Clean Air Act (42 U.S.C. Subsection 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Subsection 2601 et seq.), the Oil Pollution Act (33 U.S.C. Subsection 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Subsection
       11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Subsection 651 et seq.), the Pennsylvania Air Pollution Control Act (35 P.S. Subsection 4001 et seq.), the Pennsylvania Storage Tank and Spill Prevention Act (35 P.S. Subsection 6021.01 et seq.), the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. Subsection 6020.101 et seq.), the Pennsylvania Solid Waste Management Act (35 P.S. Subsection 6018.101 et seq.), the Pennsylvania Clean Stream Law
       (35 P.S. Subsection 691.1 et seq.) and all other federal, state, local or foreign laws analogous to any of the above.

            (35) "Environmental Permits" has the meaning set forth in
                  ---------------------
       Section 4.6(a).

            (36) "Environmental Report" means, collectively, the Project
                  --------------------
       Half Moon Phase II Report, dated December 1998, prepared by Chester Engineers with respect to the Sites and the Chester Engineers Letter.

            (37) "Equity Contribution Agreement" has the meaning set
                  -----------------------------
       forth in the Recitals.

            (38) "ERISA" means the Employee Retirement Income Security
                  -----
       Act of 1974, as amended.

            (39) "ERISA Affiliate" has the meaning set forth in Section
                  ---------------
       2.4(k).

            (40) "ERISA Affiliate Plans" has the meaning set forth in
                  ---------------------
       Section 2.4(k).

            (41) "Estimated Adjustment" has the meaning set forth in
                  --------------------
       Section 3.3(b).

            (42) "Estimated Closing Statement" has the meaning set forth
                  ---------------------------
       in Section 3.3(b).

            (43) "Exchange Act" means the Securities Exchange Act of
                  ------------
       1934, as amended.

            (44) "Excluded Assets" has the meaning set forth in Section
                  ---------------
       2.2.

            (45) "Excluded Liabilities" has the meaning set forth in
                  --------------------
       Section 2.4.

            (46) "FERC" means the Federal Energy Regulatory Commission,
                  ----
       or any successor agency thereto.

            (47) "FIRPTA Affidavit" means the Foreign Investment in Real
                  ----------------
       Property Tax Act Certification and Affidavit, substantially in the form of Schedule V hereto.

            (48) "Forrestville" means the approximately 16-acre site
                  ------------
       located near the village of Forrestville, Schuylkill County, Pennsylvania described in Schedule 2.1(b).

            (49) "Fuel Inventories" means coal, anthracite silt,
                  ----------------
       petroleum coke, fuel oil and alternative fuel inventories which are located at, or are in transit to, Sunbury Station or Lady Jane on the Closing Date. The term "Fuel Inventories" shall not include the anthracite silt reserves located at Buck Run and Forrestville.

            (50) "GAAP" means United States generally accepted
                  ----
       accounting principles as in effect from time to time, applied on a consistent basis.

            (51) "Generation Support Services Agreement" means the
                  -------------------------------------
       Generation Support Services Agreement between PP&L, or an Affiliate of PP&L, and Buyer, the terms and conditions of which shall be negotiated prior to Closing in accordance with Section 6.13 hereof, pursuant to which PP&L, or an Affiliate of PP&L, will provide certain services to Buyer after the Closing Date.

            (52) "Good Utility Practices" mean any of the practices,
                  ----------------------
       methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be practices, methods or acts generally accepted in the PJM region.

            (53) "Governmental Authority" means any federal, state,
                  ----------------------
       local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

            (54) "Hazardous Substances" means (a) any petrochemical or
                  --------------------
       petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

            (55) "HSR Act" means the Hart-Scott-Rodino Antitrust
                  -------
       Improvements Act of 1976, as amended.

            (56) "IBEW" means Local 1600 of the International
                  ----
       Brotherhood of Electrical Workers.

            (57) "IBEW Collective Bargaining Agreement" has the meaning
                  ------------------------------------
       set forth in Section 6.10(d).

            (58) "IBEW Grievance" means, with respect to the business or
                  --------------
       operations of the Purchased Assets, any grievance arising out of or under the IBEW Collective Bargaining Agreement, or other applicable collective bargaining agreement, prior to the Closing Date, including without limitation the grievances identified in Schedule 4.7.

            (59) "IBEW Memorandum of Understanding" has the meaning set
                  --------------------------------
       forth in Section 7.1(q).

            (60) "Improvements" means all buildings, structures
                  ------------
       (including all fuel handling and storage facilities), railyard, machinery and equipment, fixtures, construction in progress, and other improvements, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, located on and affixed to the Sites.

            (61) "Income Tax" means any federal, state, local or foreign
                  ----------
       Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, gross receipts Taxes, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

            (62) "Indemnifiable Loss" has the meaning set forth in
                  ------------------
       Section 8.1(a).

            (63) "Indemnifying Party" has the meaning set forth in
                  ------------------
       Section 8.1(e).

            (64) "Indemnitee" has the meaning set forth in Section
                  ----------
       8.1(d).

            (65) "Independent Accounting Firm" means such independent
                  ---------------------------
       accounting firm within the "Big Five" as is mutually appointed by PP&L and Buyer.

            (66) "Inspection" means all tests, reviews, examinations,
                  ----------
       inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its Representatives with respect to the Purchased Assets prior to the Closing.

            (67) "Interchange Scheduling Agreement" means the
                  --------------------------------
       Interchange Scheduling Agreement, between PP&L, or an Affiliate of PP&L, and Buyer, in the form of Schedule VI hereto.

            (68)  "Intellectual Property" means patents and patent
                   ---------------------
       rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, computer programs and pending applications for and registrations of patents, trademarks, service marks and copyrights.

            (69) "Interconnection Agreement" means the Interconnection
                  -------------------------
       Agreement, between PP&L, or an Affiliate of PP&L, and Buyer, in the form of Schedule VII hereto, pursuant to which PP&L, or an Affiliate of PP&L, will provide Buyer with interconnection service to certain of its transmission facilities and whereby Buyer will provide PP&L, or an Affiliate of PP&L, with continuing access to certain of the Purchased Assets after the Closing Date.

            (70) "Knowledge" means the actual knowledge of the corporate
                  ---------
       officers of the specified Person charged with responsibility for the particular function as of the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate, after reasonable inquiry by them of selected employees of the specified Person whom they believe, in good faith, to be the persons generally responsible for the subject matters to which the knowledge is pertinent.

            (71) "Laws" means all laws, statutes, rules, regulations,
                  ----
       ordinances and other pronouncements having the effect of law of the United States, any foreign country and any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

            (72) "Liability" or "Liabilities" means any liability or
                  ---------      -----------
       obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, and whether due or to become due).

            (73) "Local Laws" means all laws, statutes, rules,
                  ----------
       regulations, ordinances and other pronouncements having the effect of law of any county, city, township or other political subdivision of the Commonwealth of Pennsylvania within which any of the Sites is located.

            (74) "Material Adverse Effect" means any change in or effect
                  -----------------------
       on the Purchased Assets, the operation of the Purchased Assets or the Assumed Liabilities after the date hereof that is materially adverse to
       (a) the ownership, business, assets, operations or condition (financial or otherwise) of the Purchased Assets, individually or taken as a whole, or (b) the magnitude, duration, timing or scope of the Assumed Liabilities, other than (i) any change resulting from changes in the international, national, regional or local wholesale or retail markets for electricity, including any change in the structure, operating agreements, operations or procedures of PJM or its control area,
       (ii) any change resulting from changes in the international, national, regional or local markets for any fuel used at Sunbury Station,
       (iii) any change resulting from changes in the North American, national, regional or local electricity transmission systems,
       (iv) changes in Law that apply generally to similarly situated Persons and (v) any materially adverse change in the Purchased Assets which is cured (including by payment of money) to the reasonable satisfaction of Buyer before the earlier of the Closing Date and the Termination Date. Notwithstanding the foregoing, the term "Material Adverse Effect" shall include any change in Local Law after the date hereof which, in its application, operates in a way that, because of the nature of the business conducted at Sunbury Station or Lady Jane, uniquely results in a change or effect described in clauses (a) or (b) above (except that any change in Local Law that arises from or in connection with the proposed thruway construction disclosed on Schedule 4.10 shall not constitute a Material Adverse Effect).

            (75) "Non-Fuel Inventories" means limestone, materials,
                  --------------------
       spare parts, consumable supplies and chemical and gas supply inventories relating to the operation of Sunbury Station or Lady Jane which are located at, or are in transit to, Sunbury Station or Lady Jane on the Closing Date.

            (76) "Non-Union Employees" has the meaning as set forth in
                  -------------------
       Section 6.10(e).

            (77) "PaPUC" means the Pennsylvania Public Utility
                  -----
       Commission, and any successor agency thereto.

            (78) "PaDEP" means the Pennsylvania Department of
                  -----
       Environmental Protection, and any successor agency thereto.

            (79) "Permits" has the meaning set forth in Section 4.13.
                  -------

            (80) "Permitted Encumbrances" means: (i) the Easements; (ii)
                  ----------------------
       those exceptions to title to the Purchased Assets listed in Schedule
       4.5 and those Encumbrances set forth in Schedule 1.1(80); (iii) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which is being contested in good faith in appropriate proceedings, provided,
                                                                 --------
       that at or prior to the Closing, Sellers shall either (x) satisfy such liens, (y) cause such liens to be omitted from the exceptions to the title insurance policy being obtained by the Buyer by bonding, escrow or otherwise or (z) cause the issuer of such title insurance policy to insure the Buyer that such liens will not be collected out of or enforced against the Real Property; (iv) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business securing obligations that (A) are not overdue for a period of more than thirty
       (30) days or (B) are being contested in good faith in appropriate proceedings, provided, that at or prior to the Closing,
                    --------
       Sellers shall either (x) satisfy such liens, (y) cause such liens to be omitted from the exceptions to the title insurance policy being obtained by the Buyer by bonding, escrow or otherwise or (z) cause the issuer of such title insurance policy to insure the Buyer that such liens will not be collected out of or enforced against the Real Property; (v) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities; and
       (vi) such other liens, imperfections in or failure of title, charges, easements, restrictions and Encumbrances which do not materially detract from the value of the Purchased Assets as currently used or materially interfere with the present use of the Purchased Assets or do not, individually or in the aggregate, create a Material Adverse Effect.

            (81) "Person" means any individual, partnership, limited
                  ------
       liability company, joint venture, corporation, trust, unincorporated organization or any other business entity or governmental entity or any department or agency thereof.

            (82) "PJM" means PJM Interconnection, L.L.C., and any
                  ---
       successor thereto.

            (83) "Post-Closing Adjustment" has the meaning set forth in
                  -----------------------
       Section 3.3(c).

            (84) "Post-Closing Statement" has the meaning set forth in
                  ----------------------
       Section 3.3(c).

            (85) "Prior Welfare Plans" has the meaning set forth in
                  -------------------
       Section 6.10(e)(iv).

            (86) "Proposed Post-Closing Adjustment" has the meaning set
                  --------------------------------
       forth in Section 3.3(c).

            (87) "Proprietary Information" of a Party means all
                  -----------------------
       information about the Party or its properties or operations furnished to the other Party or its Representatives by the Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its Representatives; (c) becomes available to the other Party on a nonconfidential basis from a Person, other than the Party or its Representatives, who, to the other Party's Knowledge, is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not otherwise under any obligation to the Party or any of its Representatives not to transmit the information to the other Party or its Representatives; (d) is independently developed by the other Party; or (e) was disclosed pursuant to the Confidentiality Agreement and remains subject to the terms and conditions of the Confidentiality Agreement.

            (88) "Purchased Assets" has the meaning set forth in Section
                  ----------------
       2.1.

            (89) "Purchase Price" has the meaning set forth in Section
                  --------------
       3.2.

            (90) "Rail Spur" means the rails, ties, ballasts and all
                  ---------
       related apparatus or appurtenances attached thereto which are necessary for the operation of a railroad, beginning at the southern property line of the Real Property at Sunbury Station and continuing across those certain parcels of real property owned by PP&L, or an Affiliate of PP&L, which are adjacent to such Real Property (the "Retained Real Property") in a southerly direction to the
        ----------------------
       southernmost property line of the Retained Real Property, as more particularly described on Schedule 2.1(i), but specifically excluding the underlying property interest in the Retained Real Property.

            (91) "Real Property" has the meaning set forth in Section
                  -------------
       2.1(a).

            (92) "Release" means any release, spill, leak, discharge,
                  -------
       disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape into or through the environment.

            (93) "Remediation" means action of any kind to address a
                  -----------
       Release or the presence of Hazardous Substances at the Sites or an off-Sites location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at the Sites or an off-Sites location: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over the Sites or an off-Sites location under Environmental Laws that no material additional work is required by such Governmental Authority; (e) the use, implementation, application, installation, operation or maintenance of removal actions on the Sites or an off-Sites location, remedial technologies applied to the surface or subsurface soils, excavation and off-Sites treatment or disposal of soils, systems for long-term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws to address the presence or Release of Hazardous Substances at the Sites or an off-Sites location.

            (94) "Replacement Welfare Plans" has the meaning set forth
                  -------------------------
       in Section 6.10(e)(iv).

            (95) "Representatives" of a Party means the Party and its
                  ---------------
       Affiliates and their respective directors, officers, employees, agents, partners, advisors (including, without limitation, accountants, legal counsel, environmental consultants, engineering consultants, financial advisors and other authorized representatives) and parents and other controlling Persons.

            (96) "SEC" means the Securities and Exchange Commission, and
                  ---
       any successor agency thereto.

            (97) "Securities Account Control Agreement" means the
                  ------------------------------------
       Securities Account Control Agreement, to be dated as of the Closing Date, by and among Buyer, PP&L and the Securities Intermediary, in substantially the form attached as Exhibit 3 to the Transition Power Purchase Agreement.

            (98) "Securities Act" means the Securities Act of 1933, as
                  --------------
       amended.

            (99) "Securities Intermediary" shall have the meaning set
                  -----------------------
       forth in the Transition Power Purchase Agreement.

            (100) "Sellers' Actuary" has the meaning set forth in Section
                   ----------------
       6.10(g).

            (101) "Sellers' Agreements" means those contracts,
                   -------------------
       agreements, licenses (other than Permits or Intellectual Property), leases and deeds relating to the ownership, operation and maintenance of Sunbury Station, Lady Jane, Buck Run or Forrestville and being assigned to Buyer as part of the Purchased Assets, including the IBEW Collective Bargaining Agreement.

            (102) "Sellers' Indemnitee" has the meaning set forth in
                   -------------------
       Section 8.1(a).

            (103) "Sellers' Pension Plan" has the meaning set forth in
                   ---------------------
       Section 6.10(g).

            (104) "Sellers' Required Regulatory Approvals" has the
                   --------------------------------------
       meaning set forth in Section 4.3(b).

            (105) "Silt Reserves Real Property" has the meaning set
                   ---------------------------
       forth in Section 2.1(b).

            (106) "Sites" means the real property (including Improvements)
                   -----
       forming a part of, or used or usable in connection with the operation of, Sunbury Station, Lady Jane, Buck Run or Forrestville, including any disposal sites included in such real property. Any reference to the Sites shall include, by definition, the surface and subsurface elements, to the extent owned by a Seller, including the soil and groundwater present at the Sites and excluding the Excluded Assets, and any reference to items "at the Sites" shall include all items "at, on, in, upon, over, across, under and within" the Sites.

            (107) "Special Warranty Deeds" means the Special Warranty
                   ----------------------
       Deeds, in the form of Schedule VIII hereto, pursuant to which Sellers will convey the Real Property and the Silt Reserves Real Property to Buyer.

            (108) "Subsidiary" when used in reference to any Person means
                   ----------
       any entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such Person.

            (109) "Stott Mine #1"  means that certain deep coal mine
                   -------------
       underlying Lady Jane.

            (110) "Sunbury Station Compliance Accounts" means those
                   -----------------------------------
       accounts established by the USEPA for Sunbury Station for purposes of allocating, holding, transferring or using NOx or SO2 Emission Allowances.

            (111) "Surveys" has the meaning set forth in Section 6.12(a).
                   -------

            (112) "Tangible Personal Property" has the meaning set forth
                   --------------------------
       in Section 2.1(d).

            (113) "Taxes" means all taxes, charges, fees, levies,
                   -----
       penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, use, franchise, payroll, withholding, social security, taxes payable under the Pennsylvania Public Utility Realty Tax Act ("PURTA") or other taxes,
                                                    -----
       including any interest, penalties or additions attributable thereto.

            (114) "Tax Return" means any return, report, information
                   ----------
       return or other document (including any related or supporting information) required to be supplied to any taxing authority with respect to Taxes.

            (115) "Termination Date" has the meaning set forth in Section
                   ----------------
       9.1(b).

            (116) "Third Party Claim" has the meaning set forth in
                   -----------------
       Section 8.2(a).

            (117) "Title Commitments" has the meaning set forth in
                   -----------------
       Section 6.12(a).

            (118) "Transferable Permits" means those Permits and
                   --------------------
       Environmental Permits (and any applications pertaining thereto) which are lawfully transferable by Sellers to Buyer (with or without a filing with, notice to, consent or approval of any Governmental Authority) and are set forth in Schedule 1.1(118).

            (119) "Transferred Non-Union Employee" has the meaning set
                   ------------------------------
       forth in Section 6.10(e).

            (120) "Transferred Pension Employees" has the meaning set
                   -----------------------------
       forth in Section 6.10(g).

            (121) "Transferred Union Employee" has the meaning set forth
                   --------------------------
       in Section 6.10(a).

            (122) "Transferring Employee Records" means records related
                   -----------------------------
       to Sellers' personnel who will become employees of Buyer only to the extent such files pertain to: (i) skill and development training,
       (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration reports, (v) active medical restriction forms, and (vi) disciplinary and attendance histories.

            (123) "Transition Power Purchase Agreement" means the
                   -----------------------------------
       Transition Power Purchase Agreement between PP&L, or an Affiliate of PP&L, and Buyer, in the form of Schedule IX hereto, relating to the sale of designated quantities of capacity and/or energy to PP&L, or an Affiliate of PP&L, following the Closing Date.

            (124) "Transition Services Agreement" means the Transition
                   -----------------------------
       Services Agreement between PP&L, or an Affiliate of PP&L, and Buyer, the terms and conditions of which shall be negotiated prior to Closing in accordance with Section 6.13 hereof, pursuant to which PP&L, or an Affiliate of PP&L, will provide certain information technology and other services to Buyer after the Closing Date.

            (125) "Transmission Assets" has the meaning set forth in
                   -------------------
       Section 2.2(a).

            (126) "Union Employees" has the meaning set forth in Section
                   ---------------
       6.10(a).

            (127) "USEPA" means the United States Environmental
                   -----
       Protection Agency, and any successor agency thereto.

            (128) "Year 2000 Compliant" has the meaning set forth in
                   -------------------
       Section 4.15.

            (129) "Year 2000 Ready" has the meaning set forth in Section
                   ---------------
       4.15.

            (130) "WARN Act" means the Federal Worker Adjustment
                   --------
       Retraining and Notification Act of 1988, as amended.

     1.2    Certain Interpretive Matters.  In this Agreement, unless the
            ----------------------------
context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article or Schedule shall mean a Section, Article or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                 ARTICLE II

                              PURCHASE AND SALE
                              -----------------

     2.1    Transfer of Assets.  Upon the terms and subject to the
            ------------------
satisfaction of the conditions set forth in this Agreement, at the Closing, Sellers will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Sellers' respective right, title and interest in, to and under the following assets constituting, or used in connection with the operation of, Sunbury Station or Lady Jane, except as otherwise provided in Section 2.2, each as in existence on the Closing Date (collectively, the "Purchased Assets"):
                                 ----------------

            (a) Those certain parcels of real property (including all buildings, railyard and other facilities and other Improvements thereon and all appurtenances thereto) described in Schedule 4.9 (the "Real Property"),
                                                           -------------
but subject to those exceptions listed in Schedule 4.5 and except as otherwise constituting part of the Excluded Assets;

            (b) Sellers' ownership interests in the real property described in Schedule 2.1(b) (the "Silt Reserves Real Property") underlying Sellers'
                         ---------------------------
anthracite silt reserves at Buck Run and Forrestville and the anthracite silt reserves located thereon as of the Closing Date;

            (c) The Fuel Inventories and the Non-Fuel Inventories in existence on the Closing Date;

            (d) The machinery, equipment (including communications equipment), vehicles, locomotives, furniture and other personal property located on the Real Property and the Silt Reserves Real Property on the Closing Date, including, without limitation, the items of personal property included in Schedule 2.1(d), together with all the personal property of Sellers used principally in the operation of the Purchased Assets and expressly listed in Schedule 2.1(d), other than property used or primarily usable as part of the Transmission Assets or otherwise constituting part of the Excluded Assets (collectively, "Tangible Personal Property"); provided,
                                    --------------------------    --------
however, that the nuclear fly ash level  detection system (including all
-------
sources and detectors and related equipment) shall not be transferred to Buyer unless Buyer has obtained, at least thirty (30) days prior to Closing, an appropriate license for such equipment from the Nuclear Regulatory Commission; and provided further, that if Buyer has not obtained an appropriate license
    -------- -------
for the nuclear fly ash level detection system at least thirty (30) days prior to Closing, Sellers may, at their sole discretion, transfer a non-nuclear fly ash level detection system (comparable in accuracy, reliability and maintainability) to Buyer in substitution for the nuclear fly ash level detection system;

            (e) Subject to the receipt of necessary consents and approvals, the Sellers' Agreements included in Schedule 2.1(e);

            (f) Subject to the receipt of necessary consents and approvals, the Transferable Permits;

            (g) The Emission Allowances as stated in Schedule 2.1(g), and those Emission Allowances held by the USEPA in its Special Allowance Reserve for SO2 emissions for the year 2000 and beyond and not sold prior to the Closing Date by the USEPA for the benefit of Sunbury Station pursuant to the Clean Air Act; provided that if the Closing occurs during 1999, Buyer shall be required to authorize the USEPA to deduct vintage 1999 Emission Allowances for Sellers' use and operation of Sunbury Station as permitted pursuant to Section
6.1 hereof as follows: (1) 53.92 SO2 Emission Allowances per day for each day from January 1, 1999 through but not including the Closing Date; and (2) 17.59 NOx Emission Allowances per day for each day from May 1, 1999 through but not including the Closing Date or September 30, 1999, whichever occurs first. Notwithstanding Schedule 2.1(g), if the Closing occurs during the period October 1, 1999 through and including October 31, 1999, Sellers shall transfer to Buyer the amount of vintage 1999 NOx Emission Allowances for Sellers' use and operation of Sunbury Station as permitted pursuant to Section 6.1 hereof and Buyer shall authorize the USEPA to deduct them. If the Closing occurs during the period November 1, 1999 through and including December 31, 1999, Buyer shall authorize the USEPA to deduct only the vintage 1999 SO2 Emission Allowances at 53.92 Emission Allowances per day as stated above. If the Closing occurs during 2000, Buyer shall be required to authorize the USEPA to deduct vintage 2000 Emission Allowances for Sellers' use and operation of Sunbury Station as permitted pursuant to Section 6.1 hereof as follows: (1)
45.21 SO2 Emission Allowances per day for each day from January 1, 2000 through but not including the Closing Date and (2) 17.59 NOx Emission Allowances per day for each day from May 1, 2000 through but not including the Closing Date or September 30, 2000, whichever occurs first. Notwithstanding
Schedule 2.1(g), if the Closing occurs during the period October 1, 2000 through and including October 31, 2000, Sellers shall transfer to Buyer the amount of the vintage 2000 NOx Emission Allowances for Sellers' use and operation of Sunbury Station as permitted pursuant to Section 6.1 hereof and Buyer shall authorize the USEPA to deduct them. If the Closing occurs during the period November 1, 2000 through and including December 31, 2000, Buyer shall authorize the USEPA to deduct only the vintage 2000 SO2 Emission Allowances at 45.21 Emission Allowances per day as stated above. In the event Sellers' use and operation of Sunbury Station result in actual emissions requiring surrender of a larger number of SO2 or NOx Emission Allowances than stated above, Buyer shall be required to authorize the USEPA to deduct NOx or SO2 Emission Allowances, as applicable, to cover such excess and Sellers shall transfer to Buyer at Closing additional Emission Allowances equal to such excess and having a vintage of the year of Closing or earlier;

            (h) All rights of Sellers with respect to the low flow dam adjacent to Sunbury Station pursuant to Public Law 285, 80th Congress, 1st Session, Chapter 395 (approved July 30, 1947);

            (i)  The Rail Spur located on the right-of-way described on
Schedule 2.1(i);

            (j) All unexpired, transferable warranties and guarantees from third parties with respect to any item of Real Property or Tangible Personal Property constituting part of the Purchased Assets, as of the Closing Date;

            (k) The interests of Sellers in and to the names "Sunbury Station" and "Lady Jane" whatever they may be; provided, however, that LJC may
                                               --------  -------
continue its use of "Lady Jane Collieries, Inc." as its corporate and trade name. Buyer expressly understands that Sellers are not assigning or transferring to Buyer any right, title or interest in or to the names "Pennsylvania Power & Light Company", "PP&L" , "PPL", or any derivation thereof, as well as any related or similar name, or any other trade names, trademarks, service marks, corporate names and logos or any part, derivation, colorable imitation or combination thereof, including, without limitation, the trademark or other rights with respect to the name "Stabil-Fill";

            (l)  The Transferring Employee Records;

            (m) All books, expired purchase orders, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as built plans, specifications, procedures, studies, reports (including the Environmental Report), equipment repair, safety, maintenance or service records, and similar items, to the extent maintained by Sellers and related specifically to the Purchased Assets (subject to the right of Sellers to retain copies of same for its use) other than such items which are proprietary to third parties and accounting records (to the extent that any of the foregoing, including without limitation the Transferring Employee Records, is contained in an electronic format, Sellers shall cooperate with Buyer to transfer such items to Buyer in a format that is reasonably acceptable to Buyer);

           (n) Benefit Plan assets to the extent described in Section 6.10(g) hereof; and

           (o) Subject to the receipt of necessary consents and approvals, the Intellectual Property listed in Schedule 2.1(o).

     2.2    Excluded Assets.  Notwithstanding anything to the contrary in this
            ---------------
Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to (a) any properties, assets, business, operation, or division of Sellers or their Affiliates not expressly set forth in Section 2.1, or (b) the following specific assets which are associated with the Purchased Assets, but which are hereby specifically excluded from the sale and the definition of Purchased Assets herein (the "Excluded Assets"):
                              ---------------

            (a) The electrical transmission or distribution facilities (as opposed to generation facilities) of Sellers or any of their Affiliates located at Sunbury Station or forming part of Sunbury Station (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets (other than any transmission or distribution assets expressly identified in Schedule 2.1(d), any assets within the switchyard which are directly associated with or necessary for the operation of any of the Purchased Assets and which are expressly identified in Schedule 2.1(d) and any Real Property underlying the electrical transmission or distribution facilities expressly identified in Schedule 4.9, all of which is included as Purchased Assets) (collectively, the "Transmission Assets"), and those certain
                                      -------------------
assets, facilities and agreements all as identified in Schedule 2.2(a);

            (b) Certain switches and meters at Sunbury Station, gas facilities, revenue meters and remote testing units, drainage pipes and systems, as identified as "Excluded Property" in the Easement Agreement;

            (c)  The real property underlying the Rail Spur;

            (d) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;

            (e) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), prepaid expenses relating to the operation of the Purchased Assets and any income, sales, payroll or other tax receivables;

            (f) The right, title and interest of Sellers and their successors, assigns, Affiliates and/or Representatives in and to the names "Pennsylvania Power & Light Company", "PP&L", "PPL", or any derivation thereof, as well as any related or similar name, or any other trade names, trademarks, service marks, corporate names and logos, or any part, derivation, colorable imitation or combination thereof, including, without limitation, the trademark or other rights with respect to the name "Stabil-Fill", other than as specified in Section 2.1(k) hereof;

            (g) All tariffs, agreements and arrangements to which any Seller is a party for the purchase or sale of electric capacity and/or energy or for the purchase or sale of transmission or ancillary services involving the Purchased Assets or otherwise;

            (h) Except in respect of Assumed Liabilities, the rights of Sellers in and to any causes of action against third parties relating to any Real Property, Tangible Personal Property, Silt Reserves Real Property, Permits, Environmental Permits, Taxes or Sellers' Agreements, if any, including any claims for refunds (other than those Tax refunds that are covered by Section 2.2(i) below), prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to Sunbury Station, Lady Jane or the Sites and relating to any period on or prior to the Closing Date;

            (i) Any refunds of real property Taxes (including interest) paid or due with respect to Sunbury Station, Lady Jane or the Sites, which refunds are the result of proceedings that, prior to the Closing Date, were instituted by Sellers or their Affiliates regardless of when actually paid;

            (j) All personnel records other than Transferring Employee Records or other records the disclosure of which is required by law;

            (k) The minute books, stock transfer books, corporate seal and other corporate records of Sellers;

            (l) The rights of any Seller in, to and under all contracts, arrangements, permits or licenses of any nature, of which the obligations of such Seller under such contracts, arrangements, permits or licenses are not expressly assumed by Buyer pursuant to Section 2.3(a) hereof;

            (m) Except as set forth in Section 6.10(g) hereof, all assets owned or held by any Benefit Plan;

            (n) All insurance policies relating to the operation of the Purchased Assets;

            (o) Any and all of any Sellers' rights in any contract or arrangement representing an intercompany transaction between such Seller and an Affiliate of such Seller, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like, other than the agreements described on Schedule 2.1(e);

            (p)  Any and all of Sellers' rights relating to Stott Mine #1;

            (q) Any Improvements, equipment or other tangible personal property owned or provided by any contractor or third party at Sunbury Station, Lady Jane or the Silt Reserves Real Property, including, without limitation, the Electronic Pitless Vehicle Scale, the Office/Lab Trailer, the Storage Shed and the hand tools owned by Combustion Products Management, Inc.;

            (r) All other assets and properties owned by Sellers or their Affiliates which are not used in the operation of Sunbury Station or Lady Jane; and

            (s) Sellers' rights under this Agreement and the Additional Agreements.

     2.3  Assumed Liabilities. On the Closing Date, Buyer shall deliver to
          -------------------
Sellers the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to pay, perform and discharge, without recourse to Sellers or their Affiliates, the following Liabilities of Sellers and their Affiliates which relate to the Purchased Assets and which arise on or after the Closing (except as specifically provided below), other than Excluded Liabilities, in accordance with the respective terms and subject to the respective conditions thereof (collectively, "Assumed Liabilities"):
                        -------------------

            (a) All Liabilities of Sellers and their Affiliates under the Sellers' Agreements, the Intellectual Property identified in Schedule 2.1(o) and the Transferable Permits in accordance with the terms thereof and the contracts, licenses, agreements and personal property leases entered into by Sellers or their Affiliates with respect to the Purchased Assets on or after the date hereof consistent with the terms of this Agreement, except in each case to the extent that such Liabilities, but for a breach or default by Sellers or their Affiliates, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice would constitute a default by Sellers or their Affiliates;

            (b) All Liabilities associated with the Purchased Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8 hereof;

            (c) All Liabilities with respect to the Transferred Union Employees and the Transferred Non-Union Employees arising on and after the Closing Date (including, without limitation, any Liabilities relating to the hiring, employment or termination of employment by Buyer or its Affiliates of any individual on or after the Closing Date);

            (d) Any Liability or responsibility under or related to Environmental Laws or the common law arising as a result of or in connection with (i) any violation or alleged violation of Environmental Laws, whether prior to, on or after the Closing Date, with respect to the ownership or operation of any of the Purchased Assets; (ii) loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Purchased Assets prior to, on or after the Closing Date, including, but not limited to, Hazardous Substances contained in building materials at or adjacent to the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or near the Purchased Assets; and (iii) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from, the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells or in other environmental media at or adjacent to the Purchased Assets; provided, that nothing set forth in this Section 2.3(d) shall require Buyer to assume any Liabilities that are expressly excluded in Section 2.4(g), Section 2.4(h), Section 2.4(i) or Section 2.4(j) hereof;

            (e) All Liabilities of Sellers with respect to the Purchased Assets under the agreements or consent orders set forth on Schedule 4.6 arising on or after the Closing; and

            (f) With respect to the Purchased Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the Purchased Assets on or after the Closing Date, except for any Income Taxes attributable to income received by Sellers.

     2.4    Excluded Liabilities.  Except for the Assumed Liabilities, Buyer
            --------------------
shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Sellers, including without limitation any of the following Liabilities (the "Excluded
                                                          --------
Liabilities"):
-----------

            (a) Any Liabilities of Sellers or their Affiliates in respect of any Excluded Assets or other assets of Sellers or their Affiliates which are not Purchased Assets, except to the extent caused by the acts or omissions of Buyer or its Affiliates or Buyer's or its Affiliates' ownership, operation or use of the Purchased Assets;

            (b) Any Liabilities in respect of Taxes attributable to the Purchased Assets for taxable periods ending before the Closing Date, except for Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8 hereof;

            (c) Any Liabilities of Sellers or their Affiliates arising from the breach or default by Sellers or their Affiliates, prior to the Closing Date, of any Sellers' Agreement, the Intellectual Property agreements identified in Schedule 2.1(o), Transferable Permit or any other contract, license, agreement or personal property lease entered into by Sellers or their Affiliates with respect to the Purchased Assets;

            (d) Any and all Liabilities to third parties for personal injury or tort, or similar causes of action arising solely out of the ownership or operation of the Purchased Assets prior to the Closing Date, other than any Liabilities specifically assumed by Buyer under Section 2.3;

            (e) Any fines or penalties imposed by a Governmental Authority resulting from (i) an investigation or proceeding before a Governmental Authority regarding acts which occurred prior to the Closing Date, or (ii) illegal acts, willful misconduct or gross negligence of Sellers or their Affiliates prior to the Closing Date, other than, in the case of either (i) or
(ii), any Liability specifically assumed by Buyer under Section 2.3;

            (f) Any payment obligations of Sellers or their Affiliates for goods delivered or services rendered prior to the Closing Date, including, but not limited to, rental payments pursuant to personal property leases;

            (g) Any Liability under or related to Environmental Laws or the common law arising as a result of or in connection with loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by the off-Sites disposal, storage, transportation, discharge, Release, or recycling of Hazardous Substances, or the arrangement for such activities, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, provided that for purposes of this Section
2.4 "off-Sites" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;

            (h) Any Liability under or related to Environmental Laws or the common law arising as a result of or in connection with the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, at any off-Sites location, provided that for purposes of this Section
2.4 "off-Site" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;

            (i) Any Liability under or related to Environmental Laws or the common law arising as a result of or in connection with PP&L's or its Affiliate's, ownership, operation or use of the Transmission Assets prior to, on or after the Closing Date, except to the extent caused by the acts or omissions of Buyer or its Affiliates or Buyer's or its Affiliates's ownership, operation or use of the Purchased Assets;

            (j) Any Liability under or related to Environmental Laws or the common law arising as a result of or in connection with Sellers', or their respective Affiliate's, ownership, operation or use of Stott Mine #1 prior to, on or after the Closing Date, except to the extent caused by the acts or omissions of Buyer or its Affiliates or Buyer's or its Affiliates' ownership, operation or use of the Purchased Assets;

            (k) Any Liabilities relating to any Benefit Plan maintained by Sellers or any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with any Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which any Seller and any ERISA Affiliate
       ---------------
contributed thereunder (the "ERISA Affiliate Plans"), maintained by,
                             ---------------------
contributed to, or obligated to contribute to, by Sellers or any ERISA Affiliate, including any Liability (i) to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (ii) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; or (iii) with respect to any noncompliance by Sellers with ERISA or any other applicable laws, but not including any Liabilities specifically assumed pursuant to
Section 6.10 hereof;

            (l) Any IBEW Grievances or any other Liabilities relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by Sellers of any individual, attributable to any actions or inactions by Sellers prior to the Closing Date other than such actions or inactions taken at the direction of Buyer or its Affiliates;

            (m) Any Liability of any Seller arising from the making or performance of this Agreement or the Additional Agreements or the transactions contemplated hereby or thereby;

            (n) Any Liabilities relating to any claim, action, suit or proceeding regarding matters which arose prior to the Closing Date, notwithstanding the disclosure thereof in any Schedule, or any subsequent claim, action, suit or proceeding arising out of or relating to such matters;

            (o)  Any Income Taxes attributable to income received by Sellers;
and

            (p) Any Liabilities relating to or arising from the fuel leak at Sunbury SES which is described in Attachment A of the Chester Engineers Letter; and

            (q) Any Liabilities arising from the failure of Sellers to comply with their obligations pursuant to Section 2.1(g) hereof.

     2.5  Control of Litigation.  The Parties agree and acknowledge that
          ---------------------
Sellers shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activities (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded Liabilities, and Buyer agrees to cooperate fully in connection therewith; provided, however, that no Seller shall enter into any settlement
           --------  -------
agreement or arrangement with respect to any IBEW Grievance that is reasonably likely to cause a Material Adverse Effect at any time without the prior written consent of Buyer.


                                ARTICLE III

                                THE CLOSING
                                -----------

     3.1    Closing.  The sale, assignment, conveyance, transfer and delivery
            -------
of the Purchased Assets to Buyer, the payment of the Purchase Price to Sellers, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the offices of Skadden, Arps, Slate, Meagher & Flom
 -------
LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. eastern standard time, or another mutually acceptable time and location, on the date that is fifteen (15) Business Days following the date on which the last of the conditions precedent to Closing set forth in Article VII of this Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist or on such other date as may be mutually agreed upon by the Parties. The date of Closing is hereinafter called the "Closing
                                                                     -------
Date."  The Closing shall be effective for all purposes as of 12:01 a.m. on
----
the Closing Date.

     3.2    Payment of Purchase Price.  Upon the terms and subject to the
            -------------------------
satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, Buyer will pay or cause to be paid to Sellers at the Closing an aggregate amount in U.S. dollars of $96,400,000 (the "Purchase Price") plus
                                                         --------------
or minus any adjustments pursuant to the provisions of this Agreement, by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Sellers and Buyer.

     3.3    Adjustment to Purchase Price. (a) Subject to Section 3.3(b), at
            ----------------------------
the Closing, the Purchase Price shall be adjusted to account for the items set forth in this Section 3.3(a):

                 (i) The Purchase Price shall be increased to reflect the fair market value of all Fuel Inventories held by Sellers as of the Closing Date, calculated using the weighted average cost method consistent with Sellers' past and current accounting practices.

                 (ii) The Purchase Price shall be adjusted to account for the items prorated as of the Closing Date pursuant to Section 3.5.

                 (iii) The Purchase Price shall be increased by the amount expended, or for which a commitment was made, by Sellers between the date hereof and the Closing Date for capital additions to or replacements of property, plant and equipment included in the Purchased Assets and other expenditures or repairs on property, plant and equipment included in the Purchased Assets that would be capitalized by Sellers in accordance with normal accounting policies of Sellers and their Affiliates (together, "Capital
                                                          -------
     Expenditures"), which Capital Expenditures either are (A) described on
     ------------
     Schedule 6.1; (B) for facility upgrades or changes required by law or regulation of general application (i.e., not Sunbury specific) enacted after the date hereof which is applicable to the post-Closing period, provided that Buyer shall have the opportunity to review and approve the plans, specifications, and budget for such facility upgrades or changes, which approval shall not be unreasonably withheld or delayed; or (C) approved in writing by Buyer.

            (b) At least ten (10) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement") that shall set forth in reasonable detail
 ---------------------------
Sellers' best estimate of all estimated adjustments to the Purchase Price required by Section 3.3(a) (the "Estimated Adjustment"), together with the
                                 --------------------
assumptions and calculations used by Sellers to estimate such adjustments. Within five (5) Business Days following the delivery of the Estimated Closing Statement by Sellers to Buyer, Buyer may object in good faith to the Estimated Adjustment in writing. If Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve their differences by negotiation. If the Parties are unable to do so within two (2) Business Days prior to the Closing Date (or if Buyer does not object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the
                              ------------------
amount of the Estimated Adjustment not in dispute. The disputed portion shall be paid as a Post-Closing Adjustment to the extent required by Section 3.3(c).

            (c) Within sixty (60) days following the Closing Date, Sellers shall prepare and deliver to Buyer a final closing statement (the "Post-Closing Statement") that shall set forth in reasonable detail all
 ----------------------
adjustments to the Purchase Price required by Section 3.3(a) (the "Proposed
                                                                   --------
Post-Closing Adjustment").  Within thirty (30) days following the delivery of
-----------------------
the Post-Closing Statement by Sellers to Buyer, Buyer may object to the Proposed Post-Closing Adjustment in writing. Sellers agree to cooperate with Buyer to provide Buyer and Buyer's Representatives information used to prepare the Post-Closing Statement and information relating thereto. If Buyer objects to the Proposed Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within thirty (30) days of any objection by Buyer, the Parties shall appoint an Independent Accounting Firm, which shall be instructed to review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any, within thirty (30) days thereafter. The fees and disbursements of such Independent Accounting Firm shall be allocated between Buyer and Sellers such that Buyer's share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to such Independent Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by such Independent Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Buyer. The finding of such Independent Accounting Firm shall be binding on the Parties hereto. Upon determination of the appropriate adjustment (the "Post-Closing Adjustment")
                                                  -----------------------
by agreement of the Parties or by binding determination of the Independent Accounting Firm, if the Post-Closing Adjustment is more or less than the Closing Adjustment, the Party owing the difference shall deliver such difference to the other Party no later than two (2) Business Days after such determination, by wire transfer of immediately available funds denominated in U.S. dollars or in any other manner as reasonably requested by the payee. Any amount paid under this Section 3.3(c) to Buyer or Sellers shall be paid with interest for the period from, and including, the Closing Date to, but excluding, the date of payment, calculated at the "prime rate" for domestic banks as published in The Wall Street Journal (Northeast Edition) in the "Money Rates" section on the Closing Date.

     3.4    Allocation of Purchase Price.  Buyer and Sellers shall use their
            ----------------------------
good faith best efforts to agree upon an allocation among the Purchased Assets of the sum of the Purchase Price and the Assumed Liabilities consistent with
Section 1060 of the Code and the Treasury Regulations thereunder within sixty
(60) days of the date of this Agreement. In the event that the Parties cannot agree on a mutually satisfactory allocation within said time period, the Parties shall appoint an Independent Accounting Firm which shall, at Sellers' and Buyer's equal expense, determine the appropriate allocation with respect to the issues in dispute. The finding of such Independent Accounting Firm shall be binding on the Parties. After determination of the allocation by agreement of the Parties or by binding determination of the Independent Accounting Firm, Buyer and Sellers agree to file, for the tax year in which Closing occurs, Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with such allocation. Buyer and Sellers shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 3.4. Buyer and Sellers agree to provide the other promptly with any information required to complete Form 8594. Buyer and Sellers shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price.

     3.5    Prorations.  (a) Buyer and Sellers agree that all of the items
            ----------
normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Purchased Assets shall be prorated as of the Closing Date, with Sellers liable to the extent such items relate to any time period prior to the Closing Date, and Buyer liable to the extent such items relate to periods commencing with the Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                 (i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Purchased Assets;

                 (ii) Rent, Taxes and all other items (including prepaid services or goods not included in Inventory) payable by or to Sellers under any of the Sellers' Agreements;

                 (iii) Any permit, license, registration, emission fees or other fees with respect to any Transferable Permit; and

                 (iv) Sewer rents and charges for water, telephone, electricity and other utilities.

            (b) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. Sellers and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.5.

            Notwithstanding anything to the contrary herein, no proration shall be made under this Section 3.5 with respect to (i) real property Tax refunds described in Section 2.2(i) or (ii) transfer Taxes described in
Section 6.8(a).

     3.6    Deliveries by Sellers.  At the Closing, Sellers will deliver, or
            ---------------------
cause to be delivered, the following to Buyer:

            (a)  The Bill of Sale, duly executed by the appropriate Sellers;

            (b) Copies of any and all governmental and other third party consents, waivers or approvals obtained by Sellers with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement and the Additional Agreements, to the extent specifically required hereunder or thereunder;

            (c) The Special Warranty Deeds, duly executed and acknowledged by the appropriate Sellers and in recordable form;

            (d) The Assignment and Assumption Agreement, duly executed by the appropriate Sellers;

            (e)  A FIRPTA Affidavit, duly executed by the appropriate
Sellers;

            (f) Copies, certified by the Secretary or Assistant Secretary of each Seller, of corporate resolutions authorizing the execution and delivery of this Agreement, each Additional Agreement and all of the other agreements and instruments to be executed and delivered by such Seller in connection herewith, and the consummation of the transactions contemplated hereby and thereby;

            (g) A certificate of the Secretary or Assistant Secretary of each Seller identifying the name and title and bearing the signatures of the officers of such Seller authorized to execute and deliver this Agreement, each Additional Agreement and the other agreements and instruments contemplated hereby;

            (h) A copy of the certificate of incorporation and by-laws of each Seller, certified by the Secretary or Assistant Secretary of such Seller, and a copy of the certificate of incorporation of each Seller certified by the Secretary of the Commonwealth of Pennsylvania;

            (i) To the extent available, originals of all Sellers' Agreements and Transferable Permits and, if not available, true and correct copies thereof;

            (j) All releases necessary to terminate, discharge, or waive any Encumbrances (other than Permitted Encumbrances) on the Purchased Assets, in recordable form;

            (k) Such affidavits and, to the extent consistent with and not in addition to the terms hereof, indemnities reasonably requested by the title insurance company issuing the Title Commitments;

            (l) Each of the other Additional Agreements, duly executed and in recordable form, if appropriate; provided, however, that Sellers will not
                                    --------  -------
be required to deliver, or cause to be delivered, at the Closing, a duly executed Generation Support Services Agreement or a duly executed Transition Services Agreement if the Parties have not agreed upon mutually acceptable terms and conditions therefor on or prior to the Closing Date as contemplated in Section 6.13;

            (m) All such other instruments of assignment or conveyance as shall, in the reasonable opinion of Buyer and their counsel, be necessary to transfer to Buyer the Purchased Assets, in accordance with this Agreement and where necessary or desirable in recordable form; and

            (n) Such other agreements, documents, instruments and writings as are required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

     3.7    Deliveries by Buyer.   At the Closing, Buyer will deliver, or
            -------------------
cause to be delivered, the following to Sellers:

            (a) The Purchase Price, as adjusted pursuant to Section 3.3(b), by wire transfer of immediately available funds in accordance with Sellers' instructions or by such other means as may be agreed to by Sellers and Buyer;

            (b)  The Assignment and Assumption Agreement, duly executed by
Buyer;

            (c) Copies, certified by the Secretary or Assistant Secretary of Buyer, of resolutions authorizing the execution and delivery of this Agreement, each Additional Agreement and all of the other agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby and thereby;

            (d) A certificate of the Secretary or Assistant Secretary of Buyer identifying the name and title and bearing the signatures of the officers of such Buyer authorized to execute and deliver this Agreement, each Additional Agreement and the other agreements and instruments contemplated hereby;

            (e) A copy of the articles of organization and by-laws (or similar governing documents) of Buyer, certified by the Secretary or Assistant Secretary of Buyer, and a copy of the articles of organization (or similar governing document) of Buyer certified by the Secretary of the state of organization of Buyer;

            (f)  Each of the other Additional Agreements, duly executed and in recordable form, if appropriate; provided, however, that Buyer will not be
                                    --------  -------
required to deliver, or cause to be delivered, at the Closing, a duly executed Generation Support Services Agreement or a duly executed Transition Services Agreement if the Parties have not agreed upon mutually acceptable terms and conditions therefor on or prior to the Closing Date as contemplated in
Section 6.13;

            (g) All such other instruments of assumption as shall, in the reasonable opinion of Sellers and their counsel, be necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement;

            (h) Copies of any and all governmental and other third party consents, waivers or approvals obtained by Buyer with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement and the Additional Agreements;

            (i) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     PP&L and LJC each hereby represent and warrant to Buyer on a joint and several basis and Resources hereby represents and warrants to Buyer as to itself, to the extent applicable, as follows:

     4.1  Incorporation; Qualification. Each Seller is a corporation duly
          ----------------------------
incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business as now being conducted shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     4.2  Authority.   Each Seller has full corporate power and authority to
          ---------
execute and deliver this Agreement and each of the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Additional Agreements by the applicable Sellers and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of each such Seller. This Agreement has been duly and validly executed and delivered by each Seller and subject to the receipt of Sellers' Required Regulatory Approvals, this Agreement constitutes, and upon the execution and delivery by the applicable Sellers of each of the Additional Agreements, each such Additional Agreement will constitute, legal, valid and binding obligations of each such Seller, enforceable against each such Seller in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     4.3    Consents and Approvals; No Violation.  (a)  Except as set
            ------------------------------------
forth in Schedule 4.3(a), and subject to obtaining Sellers' Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Additional Agreements by Sellers nor the consummation by Sellers of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of any Seller; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which any Seller is a party or by which it, or any of the Purchased Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, would not, individually or in the aggregate, create a Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to any Seller, which violations, individually or in the aggregate, would create a Material Adverse Effect.

            (b) Except as set forth in Schedule 4.3(b), (the filings and approvals referred to in Schedule 4.3(b) are collectively referred to as the "Sellers' Required Regulatory Approvals"), no consent or approval of, filing
 --------------------------------------
with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Additional Agreements by Sellers or the consummation by Sellers of the transactions contemplated hereby or thereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent Sellers from performing its material obligations under this Agreement and the Additional Agreements and (ii) such consents, approvals, filings or notices which become applicable to Sellers or the Purchased Assets as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged.

     4.4    Insurance.  Except as set forth in Schedule 4.4, all material
            ---------
policies of fire, liability, workers' compensation and other forms of insurance owned or held by, or on behalf of, Sellers and insuring the Purchased Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 4.4, as of the date of this Agreement, none of the Sellers have been refused any insurance with respect to the Purchased Assets nor have their respective coverages been limited by any insurance carrier to which any of them have applied for any such insurance or with which any of them have carried insurance during the last twelve (12) months.

     4.5    Title and Related Matters.  (a)  Except as set forth in Schedule
            -------------------------
4.5 and subject to Permitted Encumbrances, PP&L is the holder of record title to the Real Property located at Sunbury Station and is the holder of the surface rights to the Silt Reserves Real Property it is transferring and LJC is the holder of the surface rights to the Real Property located at Lady Jane it is transferring and PP&L or LJC, as applicable, has good and valid title to the other Purchased Assets which it purports to own, free and clear of all Encumbrances.

            (b)  Condition.  The tangible assets (real and personal) at,
                 ---------
related to, or used in connection with each of Sunbury SES, the CTGs, Lady Jane, Buck Run, and Forrestville, in each case taken as a whole, (i) are in good operating and usable condition and repair, free from any defects (except for ordinary wear and tear, in light of their respective ages and historical usages, and except for such defects as do not materially interfere with the use thereof in the conduct of the normal operation and maintenance of the Purchased Assets taken as a whole) and (ii) have been maintained consistent with Good Utility Practices.

     4.6    Environmental Matters.  Except as disclosed in Schedule 4.6 or in
            ---------------------
any public filing made by Sellers or by any of their Affiliates pursuant to the Securities Act or the Exchange Act or in the Environmental Report:

            (a) Sellers hold, and are in substantial compliance with, all permits, certificates, certifications, licenses and governmental authorizations under Environmental Laws ("Environmental Permits") that are
                                          ---------------------
required for them to conduct the business and operations of the Purchased Assets, and Sellers are otherwise in compliance with applicable Environmental Laws with respect to the business and operations of the Purchased Assets, except for such failures to hold or comply with required Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a Material Adverse Effect;

            (b) No Seller has received any written request for information, or been notified of any material violation, or that it is a potentially responsible party, under CERCLA or any other Environmental Law for contamination or air emissions at any of the Sites, except for such requests or notices that would result in liabilities under such laws as would not be reasonably likely to, individually or in the aggregate, create a Material Adverse Effect and there are no claims, actions, proceedings or investigations pending or, to the Knowledge of Sellers, threatened against any Seller before any Governmental Authority or body acting in an adjudicative capacity relating in any way to any Environmental Laws and concerning contamination or air emissions at any of the Sites, except for such claims, actions, proceedings or investigations as would not be reasonably likely to, individually or in the aggregate, create a Material Adverse Effect, nor does any Seller have Knowledge of any circumstances or facts that could reasonably be expected to result in any such claims, actions, proceedings or investigations; and

            (c) There are no outstanding judgments, decrees, or judicial orders relating to the Purchased Assets regarding compliance with any Environmental Law or to the investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Purchased Assets, except for such consent decrees or orders, judgments, decrees or judicial orders as would not, individually or in the aggregate, create a Material Adverse Effect.

     The representations and warranties made in this Section 4.6 are the Sellers' exclusive representations and warranties relating to environmental matters.

     4.7    Labor Matters.  Sellers have previously delivered to Buyer true
            -------------
and correct copies of all collective bargaining agreements to which any Seller is a party or is subject and which relate to the business and operations of the Purchased Assets owned by it. With respect to the business or operations of the Purchased Assets, except to the extent set forth in Schedule 4.7 and except for such matters as will not, individually or in the aggregate, create a Material Adverse Effect, (a) each Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) no Seller has received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board; and (c) no arbitration proceeding arising out of or under any collective bargaining agreements is pending against any Seller.

     4.8    Benefit Plans; ERISA.  Schedule 4.8 lists all deferred
            --------------------
compensation, profit-sharing, retirement and pension plans and all material bonus, fringe benefit and other employee benefit plans maintained or with respect to which contributions are made by PP&L or LJC in respect of the current employees of PP&L and LJC connected with the Purchased Assets ("Benefit Plans"). No Benefit Plan is a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA. True and complete copies of all such Benefit Plans have been made available to Buyer.

     4.9    Real Property.  Schedule 4.9 and Schedule 2.1(b) describes all of
            -------------
the real property (including easements, if any) that are owned or used by any Seller principally in connection with, or that are necessary for, the ownership and operation of the Purchased Assets, substantially as presently owned and operated by Sellers. To the Knowledge of Sellers, no fact or condition exists which would prohibit or materially adversely affect the ordinary rights of access to and from the Real Property or the Silt Reserves Real Property from and to the existing highways and roads, as applicable, and there is no pending, or to the Knowledge of Sellers, threatened restriction or denial, governmental or otherwise, upon such ingress or egress except as indicated on Schedule 4.10. Except as indicated on Schedule 4.9, the Sellers have not received written notice that their occupation and use of the Real Property or the Silt Reserves Real Property is in violation of any applicable Law. Sellers have not received any written notice of any claim of adverse possession or prescriptive rights involving any of the Real Property or the Silt Reserves Real Property. To the Knowledge of Sellers, no public improvements have been commenced and, Sellers have not received written notice that any public improvements are planned, which in either case may result in special assessments against any of the Real Property or the Silt Reserves Real Property or otherwise create a Material Adverse Effect. Except as indicated in Schedule 4.9, no Seller has any Knowledge of any order, writ, injunction, or decree requiring repair or alteration of any existing condition materially adversely affecting any Real Property, the Silt Reserves Real Property or the Improvements thereat.

     4.10   Condemnation.  Except as set forth in Schedule 4.10, there are no
            ------------
pending or, to the Knowledge of Sellers, threatened proceedings or governmental actions to condemn or take by power of eminent domain all or any part of the Purchased Assets.

     4.11   Contracts and Leases.  (a)  Schedule 4.11(a) lists all written
            --------------------
contracts, licenses (other than Permits or Intellectual Property), agreements or personal property leases which are material to the business or operations of the Purchased Assets, other than contracts, licenses, agreements or personal property leases which are listed or described on another Schedule or which constitute Excluded Assets or which are expected to expire or terminate prior to the Closing Date.

            (b) Except as disclosed in Schedule 4.11(b), each Sellers' Agreement (i) constitutes a legal, valid and binding obligation of each Seller that is a party thereto and, to such Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto, (ii) is in full force and effect and no Seller has delivered or received any written notice of termination thereunder, and (iii) may be transferred to Buyer pursuant to this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder.

            (c) Except as set forth in Schedule 4.11(c), there is not under any Sellers' Agreement any default or event which, with notice or lapse of time or both, (i) would constitute a default on the part of any Seller that is a party thereto or, to such Sellers' Knowledge, any other party thereto,
(ii) would constitute a default on the part of any Seller that is a party thereto or, to such Sellers' Knowledge, any other party thereto which would give rise to an automatic termination, or the right of discretionary termination, thereof, or (iii) would cause the acceleration of any of the Sellers' obligations thereunder or result in the creation of any Encumbrance (other than any Permitted Encumbrance) on any of the Purchased Assets. There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Sellers, threatened against any Seller or any other party to any Sellers' Agreements, before any Governmental Authority or body acting in an adjudicative capacity relating in any way to any of Sellers' Agreements or the subject matter thereof. Sellers have no Knowledge of any defense, offset or counterclaim arising under any Sellers' Agreement.

     4.12   Legal Proceedings.  Except as set forth in Schedule 4.12 or in any
            -----------------
filing made by any Seller or any of their Affiliates pursuant to the Securities Act or the Exchange Act, there are no actions or proceedings pending or, to the Knowledge of Sellers, threatened against any Seller before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a Material Adverse Effect or that question the validity of this Agreement or the Additional Agreements or of any action taken or to be taken by any Seller or any of their respective Affiliates pursuant to or in connection with the provisions of this Agreement or the Additional Agreements. Except as set forth in Schedule 4.12 or in any filing made by any Seller or any of their Affiliates pursuant to the Securities Act or the Exchange Act, no Seller is subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, create a Material Adverse Effect.

     4.13   Permits.  (a)  PP&L and LJC have all permits, licenses, franchises
            -------
and other governmental authorizations, consents and approvals (other than Environmental Permits, which are addressed in Section 4.6 hereof) (collectively, "Permits") necessary to own and operate the Purchased Assets
                -------
except where the failure to have such Permits would not, individually or in the aggregate, create a Material Adverse Effect. Except as disclosed in
Schedule 4.13(a) or in the Environmental Report, no Seller has received any written notification that it is in violation, nor does any Seller have Knowledge of any violations, of any such Permits, or any Law or judgment of any Government Authority applicable to it with respect to the Purchased Assets, except for violations which would not, individually or in the aggregate, create a Material Adverse Effect.

            (b) Schedule 4.13(b) sets forth all material Permits and Environmental Permits, other than Transferable Permits (which are set forth on Schedule 1.1(118)).

     4.14   Taxes.  Except as disclosed on Schedule 4.14, (i) Sellers have
            -----
filed all Tax Returns that are required to be filed by them with respect to any Tax, and Sellers have paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not be reasonably likely to create a Material Adverse Effect and (ii) there are no Encumbrances for Taxes on the Purchased Assets that are not Permitted Encumbrances.

     4.15   Year 2000.  PP&L and LJC have put into effect practices and
            ---------
programs which PP&L and LJC reasonably believe will enable any of the hardware, software and firmware products (including embedded microcontrollers in non-computer equipment) which may be included in the Purchased Assets to be transferred under this Agreement (the "Computer Systems") to be Year 2000
                                       ----------------
Ready by December 31, 1999. In addition, PP&L has put into effect practices and programs which PP&L reasonably believes will enable the continuous emissions monitoring system at Sunbury SES to be Year 2000 Compliant by December 31, 1999. For purposes hereof, (i) "Year 2000 Ready" has the meaning set forth in the Nuclear Regulatory Commission's Generic Letter 98-01, entitled "Year 2000 Readiness of Computer Systems at Nuclear Power Plants," and (ii) "Year 2000 Compliant" means that the Computer Systems will correctly differentiate between years, in different centuries, that end in the same two digits, and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations.

     4.16   Intellectual Property.  Except as set forth on Schedule 4.16 or in
            ---------------------
Section 2.2(f), Sellers have, or will as of the Closing have, such ownership of or such rights by license or other agreement to use all Intellectual Property necessary to permit Sellers to conduct their business as currently conducted, except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 4.16 or Schedule 2.1(o), (i) the Sellers are not, nor have they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such Intellectual Property, (ii) there are no material restrictions on the transfer of any material contract, or any interest therein, held by Sellers in respect of such Intellectual Property, and (iii) to Sellers' Knowledge, such Intellectual Property is not being infringed by any other Person. No Seller has received notice that it is infringing any Intellectual Property of any other Person in connection with the operation or business of the Purchased Assets and neither Seller, to their Knowledge, is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, would have a Material Adverse Effect.

     4.17   Compliance with Laws.  Except as disclosed in Schedule 4.17,
            --------------------
Sellers are in compliance with all applicable Laws with respect to the ownership or operation of the Purchased Assets except where the failure to be in compliance would not, individually or in the aggregate, create a Material Adverse Effect.

     4.18   Sufficiency of Purchased Assets.  Except (i) as set forth on
            -------------------------------
Schedule 4.18, (ii) for any real or personal property interests necessary for or used in connection with the provision of any of the services listed on
Schedule 6.13, (iii) as stated in the Environmental Report and (iv) for any real or personal property interests which are not material to the ownership, operation and maintenance of the Purchased Assets as historically owned, operated and maintained by Sellers, and subject to (A) change in applicable Law or interpretation thereof, after the Closing Date, and (B) events beyond the control of the Sellers which may occur after the Closing Date, no real property interests (including flowage rights and seepage rights), buildings, structures, machinery, equipment, supplies, materials, spares, vehicles, boats, trailers, contracts, agreements, rights (except Permits which are not Transferable Permits), books, records, or other real or personal property or interests, other than the Purchased Assets, are necessary for Buyer to own, operate, or maintain the Purchased Assets, substantially as historically owned, operated and maintained by Sellers. Subject to Buyer's receipt of all necessary consents and approvals and except as set forth on Schedule 4.18, the Purchased Assets, together with the Additional Agreements, are sufficient to allow Buyer, after the Closing, to deliver the output of the Sunbury Station to the PJM transmission system by and through the Seller's transmission system at the respective interconnection points specified in the Interconnection Agreement. As of the Closing Date, the Purchased Assets will meet the standards required thereof and will include all Interconnection Equipment (as defined in the Interconnection Agreement) required, in each case, as of the Closing Date under the Interconnection Agreement and the other Additional Agreements. Notwithstanding any provision in this Section 4.18 to the contrary, Sellers make no representations or warranties as to the sufficiency of the Emission Allowances which will be transferred to Buyer.

     4.19   Conveyance of Real Property.  No state, municipal, or other
            ---------------------------
governmental approval regarding the division, platting, or mapping of real estate is required as a prerequisite to the conveyance by Sellers to Buyer (or as a prerequisite to the recording of any conveyance document) of any Real Property and any Silt Reserves Real Property pursuant to the terms hereof.

     4.20   Emission Allowances.   Subject to Sections 2.1(g) and 6.1(a)(ii),
            -------------------
Sellers hold, and will transfer to Buyer at Closing, all of their right, title and interest in, free and clear of all Encumbrances (except Permitted Encumbrances), the Emission Allowances set forth in Schedule 2.1(g). There have been no emission increases at Sunbury Station on or prior to the Closing Date for which Buyer will be required to hold or obtain Emission Reduction Credits on or after the Closing Date.

     4.21   CTGs.  The Sellers have, or will have prior to the Closing Date,
            ----
taken all action necessary under all applicable Laws (including, without limitation, 25 Pa. Code Section 127.11a), and have, or will have prior to the Closing Date, obtained all Permits and Environmental Permits required, to reactivate and operate the CTGs on a continuing basis, substantially as historically operated by Sellers prior to the deactivation of the CTGs on May 17, 1996.

     4.22   Copies.  To the extent that Sellers provided Buyer with a copy of
            ------
any Permit, Environmental Permit or Sellers' Agreement, such copy was true, correct and complete in all material respects. Sellers provided a true, correct and complete copy of the Environmental Report to Buyer.

     4.23   Reports.  Since January 1, 1996, Sellers have filed or caused to
            -------
be filed with the SEC or the FERC, as the case may be, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Sellers with respect to the business and operations of Sellers as it relates to the Purchased Assets under each of the Securities Act, the Exchange Act, the Federal Power Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act or acts governing each such filing and the rules and regulations thereunder in effect on the date each such report was filed.

     4.24   Information.  (a) The PP&L historical information set forth on
            -----------
Schedule 4.24 was prepared in good faith and, to PP&L's Knowledge, does not contain any material errors. The total amount reflected in the Materials and Supplies Inventory List as of April 30, 1999 for Sunbury SES provided by PP&L to Buyer agrees with the amount reflected in PP&L's general ledger. Buyer acknowledges that the information referred to in this Section 4.24(a) is historical in nature and is not necessarily indicative of future events or circumstances or the future performance of the Purchased Assets, and Sellers do not make any representations to such effect.

            (b) The Line Arrangement-Block Diagrams set forth in Schedule 2.1(d)-1 accurately reflect, in all material respects, the equipment configurations they purport to represent.

            (c) The anthracite silt reserve inventory level at Forrestville reflected on PP&L's general ledger was calculated by multiplying: (i) 701,651 tons of anthracite silt by (ii) ninety-two (92) cents per ton.

     4.25   DISCLAIMERS REGARDING PURCHASED ASSETS.  EXCEPT FOR THE
            --------------------------------------
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE PURCHASED ASSETS ARE SOLD "AS IS, WHERE IS", AND SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PURCHASED ASSETS, THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS AND SELLERS SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY

ENVIRONMENTAL LAWS, OR WHETHER SELLERS POSSESS SUFFICIENT REAL PROPERTY
OR PERSONAL PROPERTY TO OPERATE THE PURCHASED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS FURTHER SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED ASSETS OR THE SUITABILITY OF THE PURCHASED ASSETS FOR OPERATION AS A POWER PLANT OR AS A FUEL PROCESSING FACILITY, AS APPLICABLE, AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLERS OR THEIR RESPECTIVE REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.

     IN ADDITION, SELLERS EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE NAMES "SUNBURY STATION" AND "LADY JANE", INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES OF (1) TITLE;
(2) LENGTH, NATURE, EXCLUSIVITY AND CONTINUITY OF USE; (3) STRENGTH OR FAME; AND (4) NONINFRINGEMENT AND NONDILUTION OF TRADEMARK, SERVICE MARK, TRADE NAME AND/OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. MOREOVER, BUYER ACKNOWLEDGES THAT "SUNBURY" HAS A GEOGRAPHIC CONNOTATION ASSOCIATED WITH THE LOCATION OF CERTAIN OF THE PURCHASED ASSETS.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Sellers as follows:

     5.1    Organization.  Buyer is a limited liability company duly
            ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted. Buyer is, or by the Closing will be, qualified to do business in the Commonwealth of Pennsylvania. Buyer has heretofore delivered to Sellers complete and correct copies of its articles of organization and by-laws (or other similar governing documents) as currently in effect.

     5.2    Authority.  Buyer has full power and authority to execute and
            ---------
deliver this Agreement and each of the Additional Agreements and, subject to receipt of Buyer's Required Regulatory Approvals, to consummate the transactions contemplated by it hereby and thereby. The execution and delivery of this Agreement and each of the Additional Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action required on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and subject to the receipt of Buyer's Required Regulatory Approvals, this Agreement constitutes, and upon the execution and delivery by Buyer of each of the Additional Agreements, each such Additional Agreement will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     5.3    Consents and Approvals; No Violation.
            ------------------------------------

            (a) Except as set forth in Schedule 5.3(a), and subject to obtaining Buyer's Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Additional Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or articles of organization, as applicable, or by-laws (or other similar governing documents) of Buyer or its Affiliates; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer, its Affiliates or any of their Subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer, including any change or effect that is materially adverse to Buyer's ability to own, operate, or use the Purchased Assets as so owned, operated and used by the Sellers prior to the date hereof and any change or effect that is materially adverse to Buyer's ability to perform its obligations under this Agreement or any Additional Agreement ("Buyer Material Adverse Effect"); or
                                        -----------------------------
(iii) constitute violations of any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would create a Buyer Material Adverse Effect.

     (b)    Except as set forth in Schedule 5.3(b) (the filings and
approvals referred to in such Schedule are collectively referred to as the "Buyer's Required Regulatory Approvals"), no consent or approval of, filing
 -------------------------------------
with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Additional Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement and the Additional Agreements.

     5.4    Availability of Funds.  Buyer has sufficient funds and lines of
            ---------------------
credit available to it or has received binding written commitments from creditworthy financial institutions, copies of which have been provided to Sellers, to provide sufficient funds on the Closing Date to pay the Purchase Price and to permit Buyer to timely perform all of its obligations (including, without limitation, its obligations pursuant to Article VIII) under this Agreement and the Additional Agreements.

     5.5    Legal Proceedings.  There are no actions or proceedings pending
            -----------------
or, to the Knowledge of Buyer, threatened against Buyer before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a Buyer Material Adverse Effect or that question the validity of this Agreement or the Additional Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Additional Agreements. Buyer is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, create a Buyer Material Adverse Effect.

     5.6    Qualified Buyer.  Buyer is qualified to obtain any Permits and
            ---------------
Environmental Permits necessary for Buyer to own and operate the Purchased Assets as of the Closing.

     5.7    WARN Act.  Buyer does not intend to engage in a Plant Closing or
            --------
Mass Layoff as such terms are defined in the WARN Act within sixty (60) days of the Closing Date.

     5.8    Equity Contribution Agreement.  A true and correct copy of the
            -----------------------------
Equity Contribution Agreement has been provided to Sellers. The execution and delivery of the Equity Contribution Agreement by WPSR Capital and PDI and the consummation of the transactions contemplated thereby has been duly and validly authorized by all necessary corporate or other action required on the part of each of WPSR Capital and PDI. The Equity Contribution Agreement has been duly and validly executed and delivered by each of WPSR Capital and PDI and constitutes the legal, valid and binding obligations of each of WPSR Capital and PDI enforceable against each of WPSR Capital and PDI in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).


                                  ARTICLE VI

                           COVENANTS OF THE PARTIES
                           ------------------------

     6.1    Conduct of Business Relating to the Purchased Assets.  (a)  Except
            ----------------------------------------------------
as described in Schedule 6.1 or as expressly contemplated by this Agreement or to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Closing Date, Sellers will operate the Purchased Assets in the ordinary course of business consistent with the past practices of Sellers or their Affiliates and with Good Utility Practices and shall use all Commercially Reasonable Efforts to preserve intact the Purchased Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 6.1 or as required under applicable law or by any Governmental Authority, between the date hereof and the Closing Date, without the prior written consent of Buyer, Sellers shall not with respect to the Purchased Assets:

                 (i) Make any material change in the levels of Fuel Inventories or Non-Fuel Inventories customarily maintained by Sellers or their Affiliates with respect to the Purchased Assets;

                 (ii)   Except as contemplated by Section 2.1(g), sell,
     lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any Purchased Assets (except for Purchased Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Sellers or their Affiliates and with Good Utility Practices; provided, however, that except for such transfers as are
                --------  -------
     permitted pursuant to Section 10.6 hereof, prior to Closing, Sellers shall not, and shall not enter into any agreements to, sell, encumber or otherwise transfer any Emission Allowances to, or in favor of, any Person who is not a Party to this Agreement) other than to encumber Purchased Assets with Permitted Encumbrances;

                 (iii)  Except for Permits and Environmental Permits
     required to make the CTGs operational as required by Section 4.21 or as otherwise indicated on Schedule 1.1(118) or Schedule 2.1(e), modify, amend or voluntarily terminate prior to the expiration date any of the Sellers' Agreements or any of the material Permits or Environmental Permits in any material respect, other than (a) in the ordinary course of business, to the extent consistent with the past practices of Sellers or their Affiliates or with Good Utility Practices, (b) with cause, to the extent consistent with past practices of Sellers or their Affiliates or with Good Utility Practices, or (c) as may be required in connection with transferring Sellers' rights or obligations thereunder to Buyer pursuant to this Agreement; provided, however, that any material
                                 --------  -------
     modifications or amendments that Sellers propose to make pursuant to clause (a), (b) or (c) of this Section 6.1(a)(iii) shall be in form and substance reasonably satisfactory to Buyer;

                 (iv) Except as otherwise provided herein, enter into any commitment for the purchase, sale, or transportation of fuel having a term greater than six months and not terminable on or before the Closing Date either (a) automatically or (b) by option of Sellers (or, after the Closing, by Buyer) in their sole discretion;

                 (v) Except as otherwise provided herein, enter into any contract, agreement, commitment or arrangement relating to the Purchased Assets (other than Capital Expenditures) that individually exceeds $25,000 or in the aggregate exceeds $500,000 unless it is terminable by Sellers without penalty or premium upon no more than sixty (60) days notice;

                 (vi) Except as otherwise required by the terms of the IBEW Collective Bargaining Agreement, (a) materially increase salaries or wages of employees employed in connection with the Purchased Assets prior to the Closing, (b) take any action prior to the Closing to effect a material change in the IBEW Collective Bargaining Agreement, or (c) take any action prior to the Closing to materially increase the aggregate benefits payable to the employees employed in connection with the Purchased Assets;

                 (vii)  Make any Capital Expenditures except as permitted by
     Section 3.3(a)(iii) or for Sellers' account;

                 (viii) Fail to maintain, by self insurance or with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are customary for such assets and related business;

                 (ix) Enter into, amend, terminate, extend or otherwise modify any real or personal property Tax agreement, treaty or settlement affecting the Purchased Assets;

                 (x) Make any material change in the quantity of anthracite silt located at Buck Run or Forrestville;

                 (xi) Enter into any settlement agreement or arrangement with respect to any IBEW Grievance that is reasonably likely to cause a Material Adverse Effect; or

                 (xii) Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (xi).

     6.2    Access to Information.
            ---------------------

            (a) Between the date of this Agreement and the Closing Date, Sellers will (i) during ordinary business hours and upon reasonable notice, give Buyer and its Representatives reasonable access to all books, records, plans, offices and other facilities and properties constituting the Purchased Assets or the Assumed Liabilities; (ii) furnish Buyer with such financial and operating data and other information with respect to the Purchased Assets or the Assumed Liabilities as Buyer may from time to time reasonably request; and (iii) furnish Buyer with a copy of each material report, schedule, or other document filed or received by each Seller with the SEC, FERC, PaPUC, or other Governmental Authority with respect to the Purchased Assets or the Assumed Liabilities; and (iv) furnish Buyer with all such other information as shall be reasonably necessary to enable Buyer to verify the accuracy of the representations and warranties of Sellers contained in this Agreement; provided, however, that (A) any such inspections and investigations shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) Sellers shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege, and (C) Sellers need not supply Buyer with any information which Sellers are under a legal or contractual obligation not to supply. Notwithstanding anything in this Section 6.2 to the contrary, prior to the Closing Date, Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on, or underneath the Purchased Assets (except for such environmental sampling or testing as Buyer may reasonably deem necessary to investigate (i) the validity of any claims, actions, proceedings or investigations instigated by any Governmental Authority on or after the date hereof with respect to any alleged violation of Environmental Laws or (ii) any other environmental condition arising or occurring on or after the date hereof which Buyer reasonably believes may constitute a violation of Environmental Laws) and Sellers will only furnish or provide such access to employee personnel records and files to the extent that such records and files pertain to the following: (i) skill and development training; (ii) seniority histories; (iii) salary and benefit information; (iv) Occupational, Safety and Health Administration reports; (v) active medical restriction forms; and (vi) disciplinary and attendance histories.

            (b) All information furnished to or obtained by Buyer and Buyer's Representatives pursuant to this Section 6.2 shall be Proprietary Information. Each Party shall, and shall cause its Representatives to, (a) keep all Proprietary Information of the other Party confidential and not disclose or reveal any such Proprietary Information to any Person other than such Party's Representatives and (b) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. After the Closing Date, any Proprietary Information solely related to the Purchased Assets shall no longer be subject to the restrictions set forth herein. The obligations of the Parties under this
Section 6.2(b) shall be in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and the Closing of the transactions contemplated by this Agreement.

            (c) For a period of seven (7) years after the Closing Date, each Party and its Representatives shall have reasonable access to all of the books and records of the Purchased Assets, including all Transferring Employee Records in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Purchased Assets. Such access shall be afforded by the Party in possession of any such books and records upon receipt of reasonable advance notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the other Party with respect to such access pursuant to this Section 6.2(c). If the Party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period, such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party's expense, to segregate and remove such books and records as such other Party may select.

            (d) Notwithstanding the terms of Section 6.2(b) above, the Parties agree that prior to the Closing, Buyer may reveal or disclose Proprietary Information to any other Persons in connection with Buyer's financing of its purchase of the Purchased Assets (provided that such Persons agree in writing to maintain the confidentiality of the Proprietary Information in accordance with this Agreement).

            (e) Notwithstanding the terms of Section 6.2(b) above, any Party may provide Proprietary Information of the other Parties to the PaPUC, the SEC, the FERC or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain Sellers' Required Regulatory Approvals or Buyer's Required Regulatory Approvals, respectively, or to comply generally with any relevant Laws. The disclosing Party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party will notify the other Parties as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

            (f) Except as specifically provided herein or in the Confidentiality Agreement, nothing in this Section shall impair or modify any of the rights or obligations of Buyer or its Affiliates under the Confidentiality Agreement, all of which remain in effect until termination of such agreement in accordance with its terms.

            (g) Except as may be permitted in the Confidentiality Agreement, Buyer agrees that, prior to the Closing Date, it will not contact any vendors, suppliers, employees, or other contracting parties of Sellers or their Affiliates with respect to any aspect of the Purchased Assets or the transactions contemplated hereby, without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

            (h) A committee comprised of one Representative designated by Sellers and one Representative designated by Buyer, and such additional Representatives as may be appointed by the Representatives originally appointed to such committee (the "Transition Committee") will be established,
                                  --------------------
as soon after the execution of this Agreement as is practicable, to examine the business issues affecting the Purchased Assets, including the operations thereof, giving emphasis to cooperation between Buyer and Sellers after the execution of this Agreement. From time to time, the Transition Committee shall report its findings to the senior management of each of Sellers and Buyer.

            (i) The Parties agree that between the date hereof and the Closing Date, at the sole responsibility and expense of Buyer, Sellers will permit designated Representatives ("Observers") of Buyer to regularly observe,
                                    ---------
in the presence of personnel of Sellers and at Buyer's reasonable discretion, all operations of Sellers that relate specifically to the Purchased Assets, and the operation thereof, and to observe material discussions with third parties relating specifically to the Purchased Assets; provided, however, that
                                                       --------  -------
(A) any such observations shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) Buyer shall not be entitled to observe any discussions between any Seller and its legal counsel or accountants and shall not otherwise be entitled to observe any activities or discussions which may constitute a waiver of the attorney-client or other privilege, and (C) Sellers need not permit the Observers to observe or participate in discussions concerning any information which Sellers are under a legal or contractual obligation not to disclose.
The Observers may recommend or suggest that actions be taken or not be taken by Sellers; provided, however, that Sellers will be under no obligation to
            --------  -------
follow any such recommendations or suggestions (except as required to remain in compliance with Sellers' obligations pursuant to Section 6.1 hereof) and that Sellers shall be entitled, subject to the terms of this Agreement, to conduct their business in accordance with their own judgment and discretion. The Observers shall have no authority to bind or make agreements on behalf of Sellers, to conduct discussions with or make representations to third parties on behalf of Sellers or to issue instructions to or direct or exercise authority over Sellers or any of their respective officers, employees, advisors or agents.

     6.3    Public Statements.  Subject to the requirements imposed by
            -----------------
any Governmental Authority or stock exchange, prior to the Closing Date, no press release or other public announcement or public statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement or the Additional Agreements shall be issued or made by any Party without the prior approval of the other Parties (which approval shall not be unreasonably withheld). The Parties agree to cooperate in preparing such announcements.

     6.4    Expenses.  Except to the extent specifically provided herein,
            --------
whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses. Notwithstanding anything to the contrary herein, Sellers will be responsible for (a) all costs and expenses associated with the obtaining of any title insurance policy and all endorsements thereto that Buyer obtain pursuant to Section 6.12, (b) all Survey costs and expenses, (c) all real estate transfer taxes required pursuant to the transactions contemplated hereby (including, without limitation, the Pennsylvania transfer tax on conveyances of interests in real property), and (d) all filing fees under the HSR Act, in each case within a reasonable time of Sellers' receipt of documentation of such expenses satisfactory to Sellers.

     6.5    Further Assurances.
            ------------------

            (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the purchase and sale of the Purchased Assets pursuant to this Agreement, the assumption of the Assumed Liabilities and the execution and delivery of each Additional Agreement, including, without limitation, using its best efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder, including obtaining all necessary consents, approvals, and authorizations of third parties required to be obtained in order to consummate the transactions hereunder, and to effectuate a transfer of the Transferable Permits to Buyer. Sellers shall cooperate with Buyer in its efforts to obtain all other Permits and Environmental Permits necessary for Buyer to operate the Purchased Assets. Buyer agrees to perform all conditions required of Buyer in connection with the Sellers' Required Regulatory Approvals. Neither of the Parties hereto shall, without prior written consent of the other Party, take or fail to take any action, which might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, Sellers shall, subject to Sections 6.5(c) and 6.5(d), convey such asset to Buyer as promptly as is practicable after the Closing.

            (c) To the extent that Sellers' rights under any Sellers' Agreement may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful. Sellers and Buyer agree that if any consent to an assignment of any Sellers' Agreement shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the Sellers' Agreement in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers, at their option and to the maximum extent permitted by law and such Sellers' Agreement, shall, after the Closing Date, (i) appoint Buyer to be Sellers' agent with respect to such Sellers' Agreement or (ii) to the maximum extent permitted by law and such Sellers' Agreement, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations of such Sellers' Agreement. Sellers and Buyer shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Closing Date to obtain an assignment of such Sellers' Agreement to Buyer.

            (d) To the extent that Sellers' rights under any warranty or guaranty described in Section 2.1(j) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful.
Sellers and Buyer agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers shall use Commercially Reasonable Efforts to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of Buyer to the maximum extent possible so as to provide Buyer with the benefits and obligations of such warranty or guaranty. Notwithstanding the foregoing, Sellers shall not be obligated to bring or file suit against any third party, provided that if Sellers shall determine not to bring or file suit after being requested by Buyer to do so, Seller shall assign, to the extent permitted by law or any applicable agreement or contract, its rights in respect of the claims so that Buyer may bring or file such suit.

            (e) Notwithstanding the foregoing, nothing in this Section 6.5 shall require Sellers or Buyer to waive any conditions to Closing set forth in
Section 7.1 and 7.2 or to waive any other provision of this Agreement.

     6.6    Consents and Approvals.
            ----------------------

            (a) As promptly as possible, and in any case within thirty (30) days, after the date of this Agreement, Sellers and Buyer shall each file, or cause to be filed, with the Federal Trade Commission and the United States Department of Justice any initial notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall use their respective best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Sellers will pay all filing fees under the HSR Act, but each Party will bear its own costs of the preparation of any filing.

            (b) As promptly as possible, and in any case within thirty (30) days, after the date of this Agreement, Sellers and Buyer shall each file, or cause to be filed, with the PaPUC, the FERC and any other Governmental Authority, any initial filings required to be made with respect to the transactions contemplated hereby. The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective best efforts to cause regulatory approval to be obtained at the earliest possible date after the date of filing. Each Party will bear its own costs of the preparation of any such filing.

            (c) Sellers and Buyer shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Sellers pursuant to such state and local Tax law.

            (d) As promptly as possible, and in any case within thirty (30) days after the date of this Agreement, Buyer and Sellers shall initiate all necessary measures, including filing all necessary applications, and Buyer shall post all necessary performance, surety or other bonds to effectuate (i) the transfer of all Environmental Permits and (ii) the release of any performance, surety or other bonds provided by any Seller with respect to any of the Purchased Assets.

            (e) Sellers and Buyer shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement or in any of the Additional Agreements which will appear in any filing made in connection with the transactions contemplated hereby or thereby.

            (f) Notwithstanding anything herein to the contrary, Sellers shall use Commercially Reasonable Efforts to assist Buyer in obtaining all third party consents (including, without limitation, consents to the collateral assignment in favor of Buyer's lenders of contracts or agreements included in the Purchased Assets), agreements, certificates, opinions, and other documents or instruments reasonably requested by Buyer's lenders in connection with the financing, on a non- or limited recourse basis or otherwise, of Buyer's acquisition of the Purchased Assets hereunder, all of which shall be at Buyer's sole cost and expense to the extent that any such items are not otherwise required of Sellers hereunder or under any of the Additional Agreements. From time to time after the date hereof, the Sellers will, execute and/or deliver such consents (including, without limitation, consents to the collateral assignment in favor of Buyer's lenders of the Additional Agreements), agreements, certificates, opinions, and other documents or instruments to Buyer's lenders as Buyer's lenders may reasonably request in connection with the financing, on a non- or limited recourse basis or otherwise, of Buyer's acquisition of the Purchased Assets hereunder; provided, however, that Buyer will reimburse Seller for all reasonable, out-of-pocket expenses incurred in connection therewith.

     6.7    Fees and Commissions.  Sellers and Buyer represent and
            --------------------
warrant to the other that, except for J.P. Morgan Securities Inc., which is acting for and at the expense of Sellers, and Pricewaterhouse Coopers Securities LLC which is acting for and at the expense of Buyer, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation. Sellers, on the one hand, and Buyer, on the other hand, will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than the fees, commissions and finder's fees payable to the parties listed above) incurred by reason of any action taken by the indemnifying party.

     6.8    Tax Matters.
            -----------

            (a)  Other than real estate transfer taxes as provided in Section
6.4 hereof, all transfer, excise, documentary, filing, recordation and similar taxes shall be borne 50% by Buyer and 50% by Sellers. All sales taxes incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Pennsylvania sales tax) shall be borne by Buyer. Sellers shall file, to the extent required by, or permissible under, applicable law, all necessary Tax Returns and other documentation with respect to all such transfer and sales taxes, and, if required by applicable law, Buyer shall join in the execution of any such Tax Returns and other documentation. Prior to the Closing Date, to the extent applicable, Buyer shall provide to Sellers appropriate certificates of Tax exemption from each applicable taxing authority.

            (b)  With respect to Taxes to be prorated in accordance with
Section 3.5 of this Agreement, Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing Date with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Buyer's preparation of any such Tax Returns shall be subject to Sellers' approval, which approval shall not be unreasonably withheld. Buyer shall make such Tax Returns available for Sellers' review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.

            (c) Buyer and Sellers shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the requesting party with any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 6.8(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the parties hereto.

            (d)  Disputes.  In the event that a dispute arises between
                 --------
any Seller and Buyer regarding Taxes, or any amount due under this Section 6.8, the affected Parties shall attempt in good faith to resolve such dispute and any agreed upon amount shall be paid to the appropriate Party. If such dispute is not resolved within thirty (30) days, the affected Parties shall submit the dispute to an Independent Accounting Firm for resolution within thirty (30) days thereafter, which resolution shall be final, conclusive and binding on such Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne 50% by the affected Seller and 50% by Buyer. Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten (10) days after such resolution, together with any interest, as required for the applicable Tax.

     6.9    Advice of Changes.  (a) Prior to the Closing, each Party will
            -----------------
advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto.

            (b) Prior to the Closing Date, each Party shall supplement or amend the Schedules required by this Agreement with respect to any matter relating to the subject matter thereof hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules by such Party. No supplement or amendment of any Schedule made pursuant to this Section 6.9(b) shall be deemed to cure any breach of, or expand or limit the scope of, or otherwise modify or affect any representation or warranty made in this Agreement unless the Parties agree thereto in writing.

            (c) Without limiting the generality of the provisions of Sections 6.2 and 6.9(a), each Party will advise the other in writing, promptly upon obtaining Knowledge thereof but in any event within a reasonable period of time prior thereto, of any hearings or proceedings before any Governmental Authority which concern any of the Sellers' Required Regulatory Approvals or the Buyer's Required Regulatory Approvals. Each Party agrees that the other Parties hereto shall be permitted to participate in any such hearings or proceedings and to use Commercially Reasonable Efforts to cooperate with such other Parties in the advancement of any position reasonably taken by such other Parties to protect their respective interests, and in any case shall not take any position that may create a Material Adverse Effect or a Buyer Material Adverse Effect in any such hearing or proceeding.

     6.10   Employees.
            ---------

            (a) Buyer shall have the right to offer employment, effective as of the Closing Date, to any of those employees of PP&L employed at Sunbury SES as of the Closing Date who are covered by the IBEW Collective Bargaining Agreement (the "Union Employees"). Each person who becomes employed by Buyer
                ---------------
pursuant to this Section 6.10(a) shall be referred to herein as a "Transferred
                                                                   -----------
Union Employee".
--------------

            (b) In order to encourage those Union Employees to whom Buyer offers employment pursuant to Section 6.10(a) to accept Buyer's offer, Buyer shall, concurrent with the offer of employment, offer a transition bonus equal to $5,000 to each Union Employee who accepts employment with Buyer. Such bonus shall be payable on the date which is fourteen (14) Business Days after Closing.

            (c) Any Union Employee who is not offered employment with Buyer or who refuses an offer of employment from Buyer will be treated by PP&L, at PP&L's expense, as a displaced employee under the terms of the IBEW Collective Bargaining Agreement.

            (d) (i) Schedule 6.10(d) sets forth a list of the collective bargaining agreements and amendments thereto, to which PP&L is a party with the IBEW in connection with the Purchased Assets (collectively, the "IBEW
                                                                     ----
Collective Bargaining Agreement").  Transferred Union Employees
-------------------------------
shall retain their seniority and receive full credit for service with PP&L in connection with entitlement to vacation and all other benefits and rights under the IBEW Collective Bargaining Agreement to which seniority or years of service are applicable. On the Closing Date, Buyer shall, subject to the terms and conditions of the IBEW Memorandum of Understanding (as hereinafter defined), assume the IBEW Collective Bargaining Agreement for the duration of its term as it relates to Transferred Union Employees and other employees to be employed at Sunbury Station in positions covered by the IBEW Collective Bargaining Agreement and shall comply with all applicable obligations under the IBEW Collective Bargaining Agreement. Buyer shall be required to establish a pension plan and benefit programs for the duration of the term of the IBEW Collective Bargaining Agreement which are substantially equivalent to PP&L's plans and provide at least the same level of benefits or coverage as do PP&L's plans as of the Closing Date in accordance with any restrictions contained in the IBEW Collective Bargaining Agreement, as modified by the IBEW Memorandum of Understanding (as defined in Section 7.1(q)). Buyer further agree to recognize the IBEW as the collective bargaining agent for the employees in positions covered by the IBEW Collective Bargaining Agreement.

            (e) Buyer shall also have the right to offer employment, effective as of the Closing Date, to each employee of Sellers who is listed on
Schedule 6.10(e) (the "Non-Union Employees"). Each person who becomes employed
                       -------------------
by Buyer pursuant to this Section 6.10(e) shall be referred to herein as a "Transferred Non-Union Employee". All such offers of employment shall be
 ------------------------------
subject to the following requirements:

                 (i) Each Non-Union Employee who is offered employment by Buyer shall be offered a full time position with Buyer for a minimum period of two years after the Closing Date (the "Employment Term");
                                                      ---------------
     provided, however, that nothing herein shall prevent Buyer from
     --------  -------
     terminating any Non-Union Employee for wilful misconduct as that term has been construed under the Pennsylvania Unemployment Compensation Act.

                 (ii) During the Employment Term, Buyer shall pay each Transferred Non-Union Employee such annual salary and opportunity for bonuses or other incentive compensation and provide each Transferred Non-Union Employee with such benefits that are not less, in the aggregate, than the annual salary and opportunity for bonuses or other incentive compensation and benefits that such Transferred Non-Union Employee received from Sellers with respect to the calendar year ended December 31, 1998.

                 (iii) Transferred Non-Union Employees shall be given credit for all service with Sellers and their Affiliates under all employee benefit plans, programs, and fringe benefit plans programs, and fringe benefit arrangements of Buyer ("Buyer's Benefit Plans") in which they
                                     ---------------------
     become participants; provided, however, that such service shall not
                          --------  -------
     be required to be recognized to the extent that such recognition would result in a duplication of benefits.

                 (iv) As of the Closing Date, all Transferred Non-Union Employees shall cease to participate in the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by Sellers or their Affiliates (the "Prior Welfare Plans") and shall
                                       -------------------
     commence to participate in welfare benefit plans of Buyer or its Affiliates (the "Replacement
                      -----------

     Welfare Plans").  Buyer shall (i) waive all limitations as to
     -------------
     pre-existing condition exclusions and waiting periods with respect to the Transferred Non-Union Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the Prior Welfare Plans and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Non-Union Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years).

                 (v) Buyer shall pay each Transferred Non-Union Employee a transition bonus equal to $5,000 on the date which is fourteen (14) Business Days after Closing. In addition, Buyer shall pay each such Transferred Non-Union Employee a retention bonus equal to $5,000 upon the fifth anniversary of such Transferred Non-Union Employee's employment with Buyer.

                 (vi) If a Transferred Non-Union Employee is terminated by Buyer (other than for wilful misconduct) prior to the third anniversary of such Transferred Non-Union Employee's employment with Buyer, then (i) with respect to all such Non-Union Employees who were not employees of LJC as of the Closing Date, PP&L or an Affiliate of PP&L, will either, at its sole discretion and at its expense, (A) treat the employee as a displaced manager under PP&L's then current policies or (B) consider the employee for reemployment with PP&L or an Affiliate of PP&L (but with no obligation to hire such employee), and (ii) with respect to all such Non-Union Employees who were employees of LJC as of the Closing Date, PP&L or an Affiliate of PP&L, at its expense, will treat the employee as a terminated employee pursuant to the terms of any severance agreement or policy in effect for such employees as of the Closing Date. Any severance obligations on the part of PP&L or an Affiliate of PP&L will, however, be reduced by the amount of any severance payments made by Buyer.

            (f) Any Non-Union Employees who are not LJC employees as of the Closing Date, and who are not offered or do not accept employment offers from Buyer, will be treated as displaced employees under current PP&L policies at PP&L's expense. Any Non-Union Employees who are LJC employees as of the Closing Date, and who are not offered or do not accept employment offers from Buyer, will receive severance under the severance agreement or policy in effect for such employees as of the Closing Date, at PP&L's expense. Neither Buyer nor any of its Affiliates will hire any employee who receives severance from PP&L or LJC for a period of one year from the date of termination giving rise to such severance.

            (g)  As soon as practicable after, and in any event within ninety
(90) days after, and effective as of, the Closing Date, Buyer shall establish a defined benefit pension plan (or plans) and trust (or trusts) intended to qualify under Section 401(a) and Section 501(a) of the Code (such plan or plans referred to as "Buyer's Pension Plan"). As soon as practicable
                      --------------------
following receipt by Sellers of written evidence of the adoption of Buyer's Pension Plan and the trust (or trusts) thereunder by Buyer and either (A) the receipt by Sellers of a copy of a favorable determination letter issued by the Internal Revenue Service with respect to Buyer's Pension Plan or (B) an opinion, satisfactory to Sellers' counsel, of Buyer's counsel to the effect that the terms of Buyer's Pension Plan and its related trust qualify under
Section 401(a) and Section 501(a) of the Code, Sellers shall direct the trustee or trustees of the PP&L Retirement Plan ("Sellers' Pension Plan") to
                                                  ---------------------
transfer from the trust or trusts under Sellers' Pension Plan to the trust or trusts under Buyer's Pension Plan, an amount determined by the certified actuary of the Sellers' Pension Plan ("Sellers' Actuary"), which shall be
                                       ----------------
equal to (i) the present value of all accrued benefits, including all ancillary benefits, under Sellers' Pension Plan as of the Closing Date, in respect of those Transferred Union Employees and Transferred Non-Union Employees who are participants in Sellers' Pension Plan as of the Closing Date and who become employees of Buyer or any subsidiary immediately following the Closing Date ("Transferred Pension Employees") plus (ii) interest accrued from
               -----------------------------
the Closing Date to the date of transfer on the amount of assets to be transferred, determined at a rate reasonably determined by Sellers' Actuary. The calculation of the present value of the benefits described in clause (i) of the preceding sentence shall be determined on an ongoing basis utilizing the current assumptions used by the Sellers for accounting purposes (Financial Accounting Standard 87) under Sellers' Pension Plan, except that the discount rate used shall be 5.75%. The determination by Sellers' Actuary shall be final and binding (it being understood, however, that Sellers' Actuary shall consult in good faith with an actuary selected by the Buyer prior to making any final determination). Transferred Pension Employees shall cease to accrue benefits under Sellers' Pension Plan as of the Closing Date. At the time of transfer of the amount set forth in this Section 6.10(g), Buyer's Pension Plan shall assume all liabilities for all accrued benefits, including all ancillary benefits, under Sellers' Pension Plan in respect of Transferred Pension Employees and Sellers' Pension Plan shall be relieved of all liabilities for such benefits. Notwithstanding any other provisions in this Section 6.10(g), the amount of assets to be transferred pursuant to this Section shall satisfy the applicable requirements of Section 414(l) of the Code and it is expected that the amount described in this Section 6.10(g) will satisfy such Code requirements.

            Buyer and Sellers shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 6.10(g) for the purposes of administration of Buyer's Pension Plan, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith.

            (h) To the extent allowable by Law, Buyer shall take any and all necessary action to cause the trustee of Buyer's defined contribution plan, if requested to do so by a Transferred Union Employee or a Transferred Non-Union Employee, to accept a direct "rollover" of all or a portion of said employee's distribution from any tax qualified defined contribution plan or plans of Sellers or any Affiliate thereof, into the tax qualified defined contribution plan maintained by Buyer or an Affiliate of Buyer.

            (i) Sellers shall be responsible, with respect to the Purchased Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Closing Date.

     6.11   Risk of Loss.
            ------------

            (a) From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Purchased Assets shall be borne by Sellers, other than loss or damage caused by the acts or negligence of Buyer or any of their respective Representatives, which loss or damage shall be the responsibility of Buyer.

            (b) If, before the Closing Date, all or any portion of the Purchased Assets is (i) taken by eminent domain or is the subject of a pending or (to the Knowledge of Sellers) contemplated taking which has not been consummated, or (ii) damaged or destroyed by fire or other casualty, Sellers shall notify Buyer promptly in writing of such fact, and (x) in the case of a condemnation, Sellers shall assign or pay, as the case may be, any proceeds thereof to Buyer at the Closing and (y) in the case of a casualty, Sellers shall either restore the damage to the reasonable satisfaction of Buyer or assign the insurance proceeds therefor to Buyer at the Closing. Notwithstanding the above, if such casualty or loss results in a Material Adverse Effect, Buyer and Sellers shall negotiate to settle the loss resulting from such taking (and such negotiation shall include, without limitation, the negotiation of a fair and equitable adjustment to the Purchase Price). If no such settlement is reached within sixty (60) days after Sellers have notified Buyer of such casualty or loss, then Buyer or Sellers may terminate this Agreement pursuant to Section 9.1(h).

     6.12   Real Property Title; Title Insurance; Surveys.
            ---------------------------------------------

            (a) Sellers shall deliver to Buyer a complete set of surveys ("Surveys") and title insurance commitments ("Title Commitments") for the Real
  -------                                     -----------------
Property (excluding the Silt Reserves Real Property) meeting the requirements of this Section 6.12 within ninety (90) days after the date hereof but in any event not less than thirty (30) days prior to the Closing Date.

            (b) The Title Commitments referred to herein shall be issued by Chicago Title Insurance Company (or another nationally recognized title insurer selected by Sellers and reasonably acceptable to Buyer), to the extent that Chicago Title Insurance Company (or such other title insurer) agrees to issue to Buyer standard form owner's policies of title insurance with respect to all Real Property (excluding the Silt Reserves Real Property), together with a copy of each document to which reference is made in such Title Commitments, to the extent available. Such policies shall be standard ALTA form 1992 owner's policies in the full amount of the fair value of the Real Property allocated respectively to each subject parcel of Real Property under
Section 3.4 hereof, insuring good and marketable title (or good and valid leasehold estate, as the case may be) thereto (expressly including all easements and other appurtenances) subject to Permitted Encumbrances.

            (c) The Surveys shall be prepared in accordance with ALTA/ACSM 1997 urban (in the case of the Real Property identified as "Sunbury SES" in Schedule 4.9) or mountain (in the case of the Real Property identified as "Lady Jane" in Schedule 4.9) standards (including Table A items 1, 2, 3, 4, 5, 6, 7(a), 8, 9, 10, 11(a), 11(b), 11(d) (Sunbury SES only (excluding electric utility facilities)), 14 (Sunbury SES only) and 15 (Lady Jane only), and any other item reasonably agreeable between Buyer and Sellers to be omitted), each dated no more than one hundred and eighty (180) days prior to Closing, and each detailing the legal description, the perimeter boundaries, all improvements located thereon, all easements and encroachments affecting each such parcel of Real Property and such other matters as may be reasonably requested by Buyer or the title insurance companies, each containing a surveyor certificate reasonably acceptable to Buyer and the title insurance companies, and each prepared by a registered land surveyor in the jurisdiction where the Real Property is located reasonably satisfactory to Buyer.

            (d) Sellers and Buyer agree that the aggregate out-of-pocket cost of obtaining the Title Commitments, final policy coverage (including the endorsements referred to in Section 7.1(r) hereof) for the Real Property and the Surveys shall be paid by Sellers, and that such Surveys shall run to the benefit of Sellers and Buyer.

     6.13   Post-Closing Services.  As promptly as possible, and in any case
            ---------------------
within sixty (60) days after the date of this Agreement, Buyer shall send PP&L written notification regarding which of those services listed in Schedule 6.13 hereto Buyer would like to have provided by PP&L, or an Affiliate of PP&L, after the Closing Date and the approximate period(s) of time for which such services are desired. Buyer and PP&L agree to cooperate and negotiate in good faith to arrive upon mutually acceptable terms and conditions pursuant to which PP&L, or an Affiliate of PP&L, will provide such services to Buyer and to incorporate such terms and conditions into a Generation Support Services Agreement and/or a Transition Services Agreement to be executed and delivered by the respective parties thereto at Closing; provided, however, that nothing
                                              --------  -------
herein shall obligate Buyer to purchase (or PP&L, or any Affiliate of PP&L, to provide) any such services if Buyer and PP&L are unable to agree upon mutually acceptable terms and conditions for the provision thereof and; provided, further, that the Parties' inability to agree upon mutually
--------  -------
acceptable terms and conditions for the provision of any such services shall not relieve any Party of its obligations to consummate the transactions otherwise contemplated by this Agreement. Buyer and Sellers agree and acknowledge that certain of the Sellers' Agreements and Intellectual Property will not be transferred to Buyer at Closing if those Sellers' Agreements or Intellectual Property are necessary for or duplicative of the performance by PP&L, or an Affiliate of PP&L, of the services agreed to between Buyer and PP&L pursuant to this Section 6.13.

     6.14   Easement Agreement.  Between the date hereof and the Closing Date,
            ------------------
Buyer and Sellers agree to cooperate to revise the Form of Easement Agreement attached as Schedule IV hereto, solely to separate the final Easement Agreement into two documents, each of which shall substantially reflect the terms and conditions in the Form of Easement Agreement except that one shall contain the Parties' agreements with respect to Lady Jane and the other shall contain the Parties' agreements with respect to Sunbury Station.

     6.15   Other Covenants of Buyer.  Within thirty (30) days after the
            ------------------------
Closing Date, Buyer shall inform the Susquehanna River Basin Commission, in writing, of the change in ownership of the rights described in Section 2.1(h) and shall take all steps necessary to register such change in ownership.

                                  ARTICLE VII

                                  CONDITIONS
                                  ----------

     7.1    Conditions to Obligations of Buyer.  The obligation of Buyer to
            ----------------------------------
effect the purchase of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Buyer) of the following conditions:

            (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

            (b) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the sale of the Purchased Assets;

            (c) Buyer shall have received all of Buyer's Required Regulatory Approvals in form and substance reasonably satisfactory (including no unduly burdensome conditions) to Buyer;

            (d) Sellers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Sellers on or prior to the Closing Date;

            (e) The representations and warranties of Sellers and their Affiliates, as applicable, set forth in this Agreement and in the Additional Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (except to the extent that such representations and warranties may be modified in connection with the transaction contemplated in Section 10.6 hereof);

            (f) Buyer shall have received certificates from an authorized officer of Sellers, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 7.1(d) and (e) have been satisfied by Sellers;

            (g) Buyer shall have received an opinion from Sellers' counsel or counsels, including in-house counsel, reasonably acceptable to Buyer, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:

                 (i) Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and each Seller has the corporate power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated by it hereby and thereby; and the execution and delivery by each Seller of this Agreement and each Additional Agreement to which it is a party and the consummation of the sale of the

     Purchased Assets contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of such Seller;

                 (ii) This Agreement and each Additional Agreement has been duly and validly executed and delivered by each Seller or their respective Affiliates, as applicable, that is a party hereto and thereto and constitutes a valid and binding agreement of each such Seller or Affiliate, enforceable in accordance with its respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                 (iii) The execution, delivery and performance of this Agreement and each Additional Agreement by each Seller that is a party hereto and thereto does not (A) conflict with the Certificate of Incorporation or Bylaws of any such Seller or (B) to the Knowledge of such counsel, constitute a violation of or default under any agreement or instrument which is material to the business or financial condition of any such Seller;

                 (iv) The Bill of Sale and other transfer instruments described in Section 3.6 are in proper form to transfer to Buyer such title as was held by the applicable Seller to the Purchased Assets;

                 (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby, other than (A) such consents, approvals, filings or notices which, if not obtained or made, will not prevent Sellers from performing its material obligations hereunder and
     (B) such consents, approvals, filings or notices which become applicable to Sellers or the Purchased Assets as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged.

            (h) Sellers shall have delivered, or caused to be delivered, to Buyer at the Closing, Sellers' closing deliveries described in Section 3.6;

            (i) There shall not have occurred and be continuing a Material Adverse Effect;

            (j) The Purchased Assets shall be free and clear of all Encumbrances except Permitted Encumbrances;

            (k) The Sellers shall have delivered to Buyer Title Commitments and Surveys meeting the requirements of Section 6.12;

            (l) There shall not be any injunction, judgment, decree, order, ruling or Law in effect preventing consummation of any of the transactions contemplated by this Agreement or the Additional Agreements, except as shall not have a Material Adverse Effect;

            (m) Buyer shall have been accepted for membership in PJM effective on or before the Closing Date and shall have been granted or obtained the benefit of all necessary approvals and agreements with PJM (other than credit approval or support) as reasonably necessary for Buyer to buy and sell energy, capacity and available ancillary services within or through PJM;

            (n) Sellers shall have transferred to Buyer (or Buyer shall have acquired satisfactory substitutes for) each of the Permits listed on Schedule 7.1(n);

            (o) Sellers shall have received all of the consents or approvals necessary to assign each of the Sellers' Agreements and Intellectual Property listed on Schedule 7.1(o) to Buyer (except for those consents or approvals which Sellers shall not be required to obtain due to the fact that Sellers will be providing certain services to Buyer pursuant to Section 6.13);

            (p) Buyer shall have received all of the consents and approvals listed on Schedule 7.1(p);

            (q) A Memorandum of Understanding or other written document in form reasonably acceptable to Buyer and PP&L (the "IBEW Memorandum of
                                                   ------------------
Understanding") shall be executed and delivered by the IBEW in favor (and for
-------------
the benefit) of Buyer and PP&L acknowledging and agreeing that (i) Buyer is only assuming the IBEW Collective Bargaining Agreement for purposes of Sunbury Station, that Buyer's obligations under the IBEW Collective Bargaining Agreement shall extend only to Buyer's operation of Sunbury Station and that any provisions in the IBEW Collective Bargaining Agreement which relate to generating facilities or other locations or assets of the Sellers which are not included as Purchased Assets or which describe inter-location rights within the PP&L system shall have no application to Buyer as a result of Buyer's acquisition of Sunbury Station or assumption of the IBEW Collective Bargaining Agreement in connection therewith, (ii) for the duration of the IBEW Collective Bargaining Agreement, Buyer will provide employee benefit programs that, in the aggregate, are substantially equivalent to the benefit programs provided by PP&L as of the Closing Date to its employees represented by the IBEW, and (iii) Buyer's assumption of the IBEW Collective Bargaining Agreement as clarified by the IBEW Memorandum of Understanding fully satisfies the requirement, set forth in the IBEW Collective Bargaining Agreement, that Buyer assumes the terms and conditions of the IBEW Collective Bargaining Agreement as a condition to the sale of Sunbury Station to Buyer. In order to facilitate the fulfillment of the foregoing condition and otherwise to facilitate the transition of ownership from Sellers to Buyer, Sellers shall arrange such meetings between or among the IBEW, Buyer, and PP&L, prior to the Closing Date, as Buyer may reasonably request. Nothing in this Agreement shall constitute a warranty or other assurance by Sellers that the IBEW's agreement to the IBEW Memorandum of Understanding can be obtained;

            (r)  All title policies obtained pursuant to the Title
Commitments procured in accordance with Section 6.12 shall insure title in accordance with the representations and warranties set forth in this Agreement with respect thereto and shall be subject only to such conditions and exceptions as Buyer is required to take title subject to pursuant to the provisions of this Agreement and shall contain the following endorsements: (i) an endorsement over rights of creditors; (ii) a "gap" endorsement; (iii) an access endorsement; (iv) a location endorsement; (v) a comprehensive endorsement; and (vi) a tax parcel endorsement, to the extent available. Without limiting the foregoing, such policies shall contain a current survey reading, no exception for parties in possession except pursuant to the Easements and the Control House Lease and no exceptions for mechanics' liens or statutory liens for Taxes or, in the alternative, shall insure that such liens shall not be collected out of or enforced against the Real Property; and

            (s) Sellers shall have received all of Sellers' Required Regulatory Approvals in form and substance reasonably satisfactory (including no unduly burdensome conditions) to Sellers.

     7.2    Conditions to Obligations of Sellers.  The obligation of Sellers
            ------------------------------------
to effect the sale of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Sellers) of the following conditions:

            (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

            (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the sale of the Purchased Assets;

            (c) Sellers shall have received all of Sellers' Required Regulatory Approvals in form and substance reasonably satisfactory (including no unduly burdensome conditions) to Sellers;

            (d) Sellers shall have obtained all of the consents and approvals for the consummation of the sale of the Purchased Assets listed on
Schedule 7.2(d);

            (e) Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

            (f) The representations and warranties of Buyer set forth in this Agreement and in the Additional Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date;

            (g) Sellers shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 7.2(e) and (f) have been satisfied by Buyer;

            (h) Buyer shall have assumed, as set forth in Section 6.10 and subject to the terms and conditions of the IBEW Memorandum of Understanding, all of the applicable obligations under the IBEW Collective Bargaining Agreement as they relate to Transferred Union Employees;

            (i) Sellers shall have received an opinion from Buyer's counsel reasonably acceptable to Sellers, dated the Closing Date and satisfactory in form and substance to Sellers and their counsel, substantially to the effect that:

                 (i) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business in the Commonwealth of Pennsylvania and has the full power and authority to execute and deliver this Agreement and the Additional Agreements and to consummate the transactions contemplated hereby and thereby; and the execution and delivery by Buyer of this Agreement and the Additional Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action required on the part of Buyer;

                 (ii) This Agreement and the Additional Agreements have been duly and validly executed and delivered by Buyer, and constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                 (iii) The execution, delivery and performance of this Agreement and the Additional Agreements by Buyer does not (A) conflict with the articles of organization or by-laws (or other organizational documents), as currently in effect, of Buyer or (B) to the Knowledge of such counsel, constitute a violation of or default under any agreements and instruments which are material to the business or financial condition of Buyer;

                 (iv) The Assignment and Assumption Agreement and other transfer instruments described in Section 3.7 are in proper form for Buyer to assume the Assumed Liabilities; and

                 (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement and the Additional Agreements or the consummation by Buyer of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer from performing its obligations under the Agreement and the Additional Agreements.

            (j) Buyer shall have delivered, or caused to be delivered, to Sellers at the Closing, Buyer's closing deliveries described in Section 3.7; and

            (k) There shall not be any injunction, judgment, decree, order, ruling or Law in effect preventing consummation of any of the transactions contemplated by this Agreement or the Additional Agreements, except as shall not have a Material Adverse Effect.


                                 ARTICLE VIII

                               INDEMNIFICATION
                               ---------------

     8.1    Indemnification.
            ---------------

            (a) Buyer shall indemnify, defend and hold harmless each Seller and its Affiliates, and the respective officers, directors, employees, shareholders, Representatives and agents of each (each, a "Sellers'
                                                           --------
Indemnitee"), from and against any and all claims, demands, suits, losses,
----------
liabilities, penalties, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or
                                    ------------------
suffered by any Sellers' Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of any representation, warranty, covenant or agreement of Buyer contained in this Agreement (including, without limitation, any breach by Buyer of their obligation to post any performance, surety or other bonds required pursuant to Section 6.6(d)) , (ii) the Assumed Liabilities, (iii) any loss or damages resulting from or arising out of any Inspection, or (iv) any Third Party Claims against a Sellers' Indemnitee arising out of or in connection with Buyer's ownership or operation of Sunbury Station, Lady Jane and the other Purchased Assets on or after the Closing Date.

            (b) Sellers shall indemnify, defend and hold harmless Buyer and its Affiliates, and the respective officers, directors, employees, shareholders, Representatives and agents of each (each, a "Buyer's
                                                           -------
Indemnitee"), from and against any and all Indemnifiable Losses asserted
----------
against or suffered by any Buyer's Indemnitee relating to, resulting from or arising out of (i) the Excluded Liabilities, (ii) any Third Party Claims against a Buyer's Indemnitee arising out of or in connection with Sellers' ownership or operation of the Excluded Assets, (iii) any breach by Sellers of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or (iv) noncompliance by Sellers with any bulk sales or transfer laws as provided in Section 10.12.

            (c) Except as otherwise provided in Section 8.1(b), (i) Buyer, for itself and on behalf of its Representatives and Affiliates, does hereby release, hold harmless and forever discharge Sellers and each other Sellers' Indemnitee from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to the Purchased Assets other than any liabilities or obligations described in
Section 2.4(g), Section 2.4(h), Section 2.4(i) or Section 2.4(j) and (ii) Buyer hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, Buyer hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses to which this release relates that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and they nevertheless hereby intend to release Sellers and each other Sellers' Indemnitee from the Indemnifiable Losses described in the first sentence of this paragraph.

            (d) The amount of any Indemnifiable Loss shall be reduced (i) to the extent that any Person entitled to receive indemnification under this Agreement (an "Indemnitee") receives any insurance proceeds with respect to
               ----------
such Indemnifiable Loss, (ii) to take into account any net Tax benefit realized by the Indemnitee arising from the recognition of such Indemnifiable Loss (but only to the extent that the Parties, following good faith negotiations for a period of thirty (30) days, jointly agree that such Tax benefit would be realized by the Indemnitee) and (iii) by the amount of any payment actually received by the Indemnitee with respect to an Indemnifiable Loss.

            (e) The expiration or termination of any covenant, agreement, representation or warranty shall not affect the Parties' obligations under this Section 8.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper
                                           ------------------
notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

            (f) Except to the extent otherwise provided in Article IX, the rights and remedies of Sellers and Buyer under this Article VIII are exclusive and in lieu of any and all other rights and remedies which Sellers and Buyer may have under this Agreement or otherwise for declaratory, injunctive or monetary relief, with respect to (i) any breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement, after the occurrence of the Closing, or (ii) the Assumed Liabilities or the Excluded Liabilities, as the case may be.

            (g) Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Section 8.1. Nothing herein shall prevent either Party from terminating this Agreement in accordance with Article IX. Notwithstanding any provisions in this Agreement to the contrary, each Party to this Agreement shall retain its remedies at law or in equity with respect to willful, knowing or intentional misrepresentations or breaches of this Agreement, including a failure to consummate the Closing hereunder when and if required to do so.

            (h) Notwithstanding anything to the contrary herein, no party (including an Indemnitee) shall be entitled to recover from any other party (including an Indemnifying Party) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement or any amount in excess of the actual compensatory damages, court costs and reasonable attorney's fees suffered by such party. Buyer and Sellers waive any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this
Section 8.1(h) shall not apply to indemnification for a Third Party Claim.

            (i) Except for any willful, knowing or intentional breach or misrepresentation, as to which claims may be brought without limitation as to amount: (i) neither Buyer nor Sellers, as the case may be, shall have any liability to an Indemnitee for breaches of representations or warranties pursuant to this Section 8.1 until the aggregate indemnification obligation of Buyer or Sellers, as the case may be, for breaches of representations or warranties pursuant to this Section 8.1 exceeds $250,000, and then only to the extent that the aggregate amount of such indemnification obligation exceeds $250,000 and (ii) the liability of Buyer or Sellers, as the case may be, for breaches of representations or warranties pursuant to this Section 8.1 shall not exceed, in the aggregate, fifty percent (50%) of the Purchase Price, plus or minus any adjustments to the Purchase Price pursuant to this Agreement.

            (j)  The rights and obligations of indemnification under this
Section 8.1 shall not be limited or subject to set-off based on any violation or alleged violation of any obligation under this Agreement or otherwise, including but not limited to breach or alleged breach by the Indemnitee of any representation, warranty, covenant or agreement contained in this Agreement.

     8.2    Defense of Claims.
            -----------------

            (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or any Affiliate of a Party to this Agreement (a "Third Party Claim") with respect to which
                              -----------------
indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than twenty (20) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

            (b) If, within twenty (20) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs or expenses paid or incurred by Indemnitee up to the date of said notice.

            (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall
                                                        ------------
be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than twenty (20) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

            (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the publicly announced prime rate then in effect of Mellon Bank of Philadelphia) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

            (e)  A failure to give timely notice as provided in this Section
8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.


                                  ARTICLE IX

                                 TERMINATION
                                 -----------

     9.1    Termination. (a) This Agreement may be terminated at any time
            -----------
prior to the Closing Date by mutual written consent of Sellers and Buyer.

            (b) This Agreement may be terminated by Sellers or Buyer if (i) any federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing; or (iii) the Closing contemplated hereby shall have not occurred on or before the day which is nine
(9) months from the date of this Agreement (the "Termination Date"); provided,
                                                 ----------------    --------
however, that the right to terminate this Agreement under this Section 9.1(b)
-------
(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided, further,
                                                            --------  -------
that if on the day which is nine (9) months from the date of this Agreement the conditions to the Closing set forth in Section 7.1(c), (n), (o) or (p) or 7.2(c) or (d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is eighteen (18) months from the date of this Agreement.

            (c) Except as otherwise provided in this Agreement, this Agreement may be terminated by the Buyer if any of the Buyer's Required Regulatory Approvals, the receipt of which is a condition to the obligation of the Buyer to consummate the Closing as set forth in Section 7.1(c), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) and such denial was not caused by a breach of this Agreement by Buyer.

            (d) This Agreement may be terminated by Sellers, if any of the Sellers' Required Regulatory Approvals, the receipt of which is a condition to the obligation of Sellers to consummate the Closing as set forth in Section 7.2(c), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) and such denial was not caused by a breach of this Agreement by any Seller.

            (e) This Agreement may be terminated by Buyer if there has been a material violation or breach by Sellers of any covenant, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer to effect the Closing impossible and such violation or breach is not cured by the earlier of the Closing Date or the date fifteen (15) days after receipt by Sellers of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Buyer.

            (f) This Agreement may be terminated by Sellers, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Sellers to effect the Closing impossible and such violation or breach is not cured by the earlier of the Closing Date or the date fifteen (15) days after receipt by Buyer of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Sellers.

            (g) This Agreement may be terminated by Sellers if there shall have occurred any event or events which materially adversely affect Buyer's ability to satisfy its obligations pursuant to this Agreement or Buyer's, WPSR Capital's or PDI's ability to satisfy their respective obligations pursuant to the Equity Contribution Agreement.

            (h) This Agreement may be terminated by Sellers or Buyer in accordance with the provisions of Section 6.11(b).

            (i) This Agreement may be terminated by Sellers or Buyer if the IBEW Memorandum of Understanding, containing the acknowledgments and agreements described in Section 7.1(q), is not executed and delivered by the IBEW within ninety (90) days after the date of this Agreement.

            (j) This Agreement may be terminated by Sellers if the Equity Contribution Agreement ceases to be in effect.

     9.2    Procedure and Effect of No-Default Termination.  In the event of
            ----------------------------------------------
termination of this Agreement by any of the Parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating Party to the other Party, whereupon, if this Agreement is terminated pursuant to any of Sections 9.1(a) through (d) and 9.1(g) through (i), the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.1   Amendment and Modification.  Subject to applicable Law, this
            --------------------------
Agreement may be amended, modified or supplemented only by written agreement of Sellers and Buyer.

     10.2   Waiver of Compliance; Consents.  Except as otherwise specifically
            ------------------------------
provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

     10.3   No Survival.  Subject to the provisions of Section 9.2, each and
            -----------
every representation, warranty and covenant contained in this Agreement (other than (a) the representations, warranties or covenants contained in Sections 2.5, 3.3(c), 3.4, 3.5(b), 5.4, 5.7, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.13,
6.15 and in Article VIII (and any other covenant which by its terms shall survive the Closing), which provisions shall survive the Closing in accordance with their terms and (b) the representations and warranties contained in Articles IV and V, which representations and warranties shall survive the Closing for a period of one (1) year (other than the representations and warranties contained in

(i) Sections 4.1, 4.2, 4.3, 4.5(a), 5.1, 5.2, 5.3 and 5.8, which representations and warranties shall continue indefinitely; (ii) the representation and warranty in Section 4.14, which representation and warranty shall survive for the applicable statute of limitations and (iii) the representation and warranty in Section 4.6, which representation and warranty shall survive for three (3) years from the Closing)) shall expire with, and be terminated and extinguished by the consummation of the sale of the Purchased Assets and the transfer of the Assumed Liabilities pursuant to this Agreement and such representations, warranties and covenants shall not survive the Closing Date; and none of Sellers, Buyer or any officer, director, trustee or Affiliate of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

     10.4   Notices.  All notices and other communications hereunder shall be
            -------
in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of
                          --------  -------
address shall be effective only upon receipt thereof):

            (a)  If to Sellers, to:

                 PP&L, Inc.
                 2 North Ninth Street
                 Allentown, PA  18101
                 Attention:  Robert J. Grey, Esq.
                 Facsimile:  (610) 774-4455

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 1440 New York Avenue, N.W.
                 Washington, D.C.  20005
                 Attention:  Michael P. Rogan, Esq.
                 Facsimile:  (202) 393-5760


            (b)  if to Buyer, to:

                 Sunbury Holdings, LLC
                 c/o WPS Power Development, Inc.
                 677 Baeten Road
                 Green Bay, WI  54304
                 Attention:  Gerald L. Mroczkowski, Vice President
                 Facsimile: (920) 490-5999
                 with a copy to:

                 Foley & Lardner
                 777 East Wisconsin Avenue
                 Milwaukee, WI  53202-5367
                 Attention:  Mary Ann C. Halloin, Esq.
                 Facsimile: (414) 297-4900

     10.5   Assignment.  This Agreement and all of the provisions hereof shall
            ----------
be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Party, nor is this Agreement intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Sellers (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, (i)(a) Sellers may assign all or any portion of its rights and obligations hereunder to any one or more Affiliates and (b) Buyer may assign all or any portion of their rights and obligations hereunder to any one or more wholly owned Subsidiaries (direct or indirect) and upon Buyer's or Sellers', as applicable, receipt of notice from Sellers or Buyer, as applicable, of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Sellers" or "Buyer", as applicable shall thereafter be deemed to be references to such assignee in each case without the necessity for further act or evidence by the Parties hereto or such assignee, and (ii) Buyer may assign its rights hereunder and under any Additional Agreement to any bank, financial institution or other lender providing financing to Buyer (on a non- or limited recourse basis or otherwise) from time to time as collateral security for such financing; provided, however, that no assignment
                                        --------  -------
pursuant to clause (i)(a), (i)(b) or (ii) hereof shall relieve or discharge Buyer or Sellers, as the case may be, from any of its obligations hereunder.

     10.6   Transfer of Certain Purchased Assets to Affiliates of PP&L.  Prior
            ----------------------------------------------------------
to Closing, PP&L may sell, assign, convey, transfer and deliver to Resources or any other Affiliate of PP&L, all or any portion of its rights, title and interest in, to and under the Purchased Assets (the "Interim Asset Transfer").
                                                     ----------------------
In such event, PP&L, Resources or such other Affiliate of PP&L, as applicable, and Buyer shall enter into a supplemental agreement pursuant to which (i) Resources or such other Affiliate of PP&L shall make the representation set forth in Section 4.5 (Title and Related Matters) or Section 4.20 (Emission Allowances), as applicable, with respect to the Purchased Assets transferred to it, as of the date of the Interim Asset Transfer and (ii) Resources or such other Affiliate of PP&L shall agree to execute and deliver all documents of conveyance which are necessary and appropriate for the effective transfer of the Purchased Assets to Buyer at Closing.

     10.7   Governing Law.  This Agreement shall be governed by and construed
            -------------
in accordance with the law of the Commonwealth of Pennsylvania (without giving effect to conflict of law

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principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this agreement shall be in the state and federal courts in and for the Commonwealth of Pennsylvania which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. Each of the parties hereto irrevocably waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement or the transactions contemplated hereby.

     10.8   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9   Interpretation.  The article and section headings contained in
            --------------
this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.10  Schedules.  Except as otherwise provided in this Agreement, all
            ---------
Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     10.11  Entire Agreement.  This Agreement, the Confidentiality
            ----------------
Agreement, and the Additional Agreements including the Schedules, exhibits, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement (including the Offering Memorandum dated November 1998, previously made available to Buyer by Sellers and J.P. Morgan Securities, Inc.). This Agreement supersedes all prior agreements and understandings between the Parties other than the Confidentiality Agreement with respect to such transactions.

     10.12  Bulk Sales Laws.  Buyer acknowledges that, notwithstanding
            ---------------
anything in this Agreement to the contrary, Sellers will not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Sellers with the provisions of the bulk sales laws of all applicable jurisdictions.

                                    66

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     10.13  U.S. Dollars.  Unless otherwise stated, all dollar amounts set
            ------------
forth herein are United States (U.S.) dollars.

                          [signature pages follow]

            IN WITNESS WHEREOF, Sellers and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              Sellers
                              -------

                              PP&L, INC.

                              By:   /s/ Joseph J. McCabe
                                   -------------------------------------
                              Name:     Joseph J. McCabe
                              Title:    Vice President and Controller



                              PP&L RESOURCES, INC.

                              By:   /s/ Joseph J. McCabe
                                   -------------------------------------
                              Name:     Joseph J. McCabe
                              Title:    Vice President and Controller



                              LADY JANE COLLIERIES, INC.

                              By:   /s/ Robert J. Shovlin
                                   -------------------------------------
                              Name:     Robert J. Shovlin
                              Title:    President


                                    68

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                              Buyer
                              -----

                              SUNBURY HOLDINGS, LLC

                              By:  WPS Power Development, Inc.,
                                   as the sole member of Sunbury
                                   Holdings, LLC



                              By:   /s/ Gerald L. Mroczkowski
                                  --------------------------------------
                              Name:     Gerald L. Mroczkowski
                              Title:    Vice President

                                    69

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